Exhibit 10.11

CO-BRAND CREDIT CARD PROGRAM AGREEMENT

BETWEEN

COMENITY CAPITAL BANK

AND

VIRGIN AMERICA INC.

DATED AS OF MAY 16, 2013

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

TABLE OF CONTENTS

SECTION 1. PROGRAM SUMMARY AND DEFINITIONS
1.1	Program Summary
1.2	Definitions and Other Obligations

SECTION 2. ESTABLISHMENT OF THE PROGRAM
2.1	Establishment of the Program; Applications for Credit
2.2	Internet Features
2.3	Operating Procedures
2.4	Program Documents (Forms and Collateral)
2.5	Marketing and Promotion of Program
2.6	Ownership of Accounts and Information
2.7	Protection Programs and Enhancement Marketing Services
2.8	Ownership and Licensing of the Party’s Marks
2.9	Elevate Rewards Program
2.10	Program Value Proposition
2.11	Card Network Selection
2.12	Network Products

SECTION 3. OPERATION OF THE PROGRAM
3.1	Processing Through Card Network
3.2	Ownership of Accounts; Fees; Accounting
3.3	Bank Mailings; Insertion of Virgin’s Promotional Materials
3.4	Payments
3.5	*****
3.6	Reports
3.7	*****
3.8	Purchase, Reporting and Posting of Elevate Points
3.9	Program Economics
3.10	Implementation

SECTION 4. REPRESENTATIONS AND WARRANTIES
4.1	Organization, Power and Qualification
4.2	Authorization, Validity and Non-Contravention
4.3	Compliance with Law
4.4	Intellectual Property Rights
4.5	Virgin Marks

SECTION 5. COVENANTS
5.1	Notices of Changes
5.2	Financial Statements
5.3	Access Rights
5.4	Each Party’s Business
5.5	Insurance
5.6	Compliance with Agreement and Applicable Law

SECTION 6. INDEMNIFICATION
6.1	Indemnification Obligations
6.2	LIMITATION ON LIABILITY
6.3	NO WARRANTIES
6.4	Notification of Indemnification; Conduct of Defense

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

SECTION 7. TERM, EXPIRATION AND TERMINATION
7.1	Term and Expiration
7.2	Termination with Cause by Bank; Bank Termination Events
7.3	Termination with Cause by Virgin; Virgin Termination Events
7.4	Purchase of Accounts
7.5	Effect of Termination

SECTION 8. MISCELLANEOUS
8.1	Entire Agreement; Amendment; No Waiver; Severability; Counterparts; Captions and Cross References; Mutual Drafting
8.2	Coordination of Public Statements
8.3	Successors and Assigns
8.4	Notices
8.5	GOVERNING LAW / WAIVER OF JURY TRIAL
8.6	Force Majeure
8.7	Survival
8.8	Relationship of Parties; Third Parties; Independent Contractor
8.9	Confidentiality and Security Control
8.10	Taxes

SCHEDULES
1.2	Definitions and Other Obligations
1.2(a)	Bank Marks
1.2(b)	Virgin Marks
2.1 (f)	EV Process
2.1 (g)	Approval Rates
2.1 (i)	Operating Committee
2.1 (h)	Service Standards
2.4 (a)	Virgin Marks on Cardholder Materials
2.4(d)(ii)	Bank Standard Specifications for Forms
2.5(a)	Marketing Promotions
2.5(b)	Marketing Funds
2.6	Monthly Master File Information
2.6(c)(i)	Securitization of Accounts
2.9(a)	Elevate Rewards Program
2.10	Program Value Proposition
3.2(b)	Summary of Rates and Fees
3.6	Bank Reports
3.9	Payment Obligations
7.1	Term and Expiration
7.4	Purchase of Accounts

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

CO-BRAND CREDIT CARD PROGRAM AGREEMENT

THIS CO-BRAND CREDIT CARD PROGRAM AGREEMENT (together with any schedules, exhibits, addenda, and future amendments and supplements hereto, this “Agreement”) is made as of the 16th day of May, 2013 (the “Effective Date”), by and between VIRGIN AMERICA INC., a Delaware corporation, with its principal office at 555 Airport Boulevard, Burlingame, CA 94402 (hereinafter referred to as “Virgin”), and COMENITY CAPITAL BANK, with its principal office at 2795 E. Cottonwood Parkway, Suite #100, Salt Lake City, UT 84121 (hereinafter referred to as “Bank”).

WITNESSETH:

WHEREAS, Virgin is the owner of a loyalty program (the “Elevate Rewards Program”) under which Members are awarded Elevate Points, which Elevate Points are eligible for redemption by Members for travel on Virgin’s airline and for other Virgin products and services in accordance with the terms and conditions of the Elevate Rewards Program; and

WHEREAS, Virgin has requested Bank to extend credit to qualifying Members in the form of co-brand credit card accounts and to issue Credit Cards to such Members (as such capitalized terms are defined below); and

WHEREAS, Bank is a member of various Card Networks and is an issuer of general purpose credit cards throughout the United States; and

WHEREAS, Bank shall own and service all the Accounts as more fully set forth herein; and

NOW THEREFORE, in consideration of the terms and conditions hereof, and for other good and valuable consideration, the receipt of which is hereby mutually acknowledged by the parties, Virgin and Bank agree as follows.

SECTION 1 PROGRAM SUMMARY AND DEFINITIONS

1.1 Program Summary. For the benefit of both parties hereto, Virgin and Bank have agreed to collaboratively launch, promote and maintain the Program, to be offered to customers, prospective customers, and employees of Virgin in the United States. The parties’ intent is that they will work in collaboration (emphasizing communication and good faith efforts) to maximize the value of the Program for their mutual benefit. To that end, the parties agree that, although the provisions of this Section 1.1 do not supersede either party’s rights and obligations as set forth elsewhere in this Agreement, it is the intent of each party that its respective performance under this Agreement shall be guided by the following objectives:

•	Generate new Accounts and improve Net Sales

•	Develop and cultivate Member relationships and build loyalty

•	Improve overall profitability for Virgin

In order to achieve the Program objectives, an extraordinary amount of cooperation and communication between the parties is essential. Accordingly, the parties shall establish an Operating Committee as set forth in Section 2.1 (i). Through such Operating Committee, the parties shall work together in good faith to review, discuss and address any particular concerns that either such party has with regard to the general performance of the overall portfolio, as well as any matters which either party believes to be material with respect to the ongoing administration of the Program.

1.2 Definitions and Other Obligations. See Schedule 1.2.

SECTION 2 ESTABLISHMENT OF THE PROGRAM

2.1 Establishment of the Program; Applications for Credit.

(a) The Program is established for the primary purposes of providing Member financing for purchasing goods and/or services, promoting and enhancing the benefits associated with the Elevate Rewards Program, and providing Bank and Virgin a commercially reasonable financial return.

(b) Virgin and Bank shall use reasonable efforts to commence the Program on January 1, 2014, or such earlier date as the parties mutually agree upon in writing.

(c) Applicants who wish to apply for an Account under the Program must submit a completed application on a form or in an electronic format approved by Bank, and Bank shall grant or deny the request for credit based upon Bank’s credit criteria. The decision to extend credit to any Applicant under the Program shall be solely Bank’s decision.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(d) When facilitating any Application Procedure, Virgin shall follow all applicable Operating Procedures and maintain the confidentiality of all Applicant data pursuant to Section 8.9. Depending on the Application Procedure utilized, the application shall be submitted to Bank by the Applicant or submitted by Virgin on behalf of the Applicant, as required in the Operating Procedures.

(e) The initial Application Procedures for the Program shall be direct mail, instant credit, real time prescreen, batch prescreen, take ones, and web/mobile. At any time during the Term the parties may mutually agree to utilize Bank’s other Application Procedures. Bank acknowledges that real time prescreen may not be the optimal method for acquiring Accounts and that it is possible that full application methodologies may be more effective with certain segments and channels and agrees to test application methodologies mutually agreed by the parties to determine the methodologies that maximize program acquisition and spending metrics, such metrics to be mutually agreed upon by the parties.

(f) Qualified Applicants desiring to use the Program shall be granted an Account and issued the applicable Credit Card product for which they qualify by Bank with a credit line in an amount to be determined by Bank in its discretion, but no less favorable than the standard lines assigned for other similar Bank cobrand programs. Bank shall determine the terms and conditions of the Account to be contained in a Credit Card Agreement. To the extent any Applicant that is granted an Account is not already a Member, Bank will provide Virgin with such Applicant’s name, address, and e-mail and Virgin will enroll such Applicant into the Elevate Rewards Program. Bank will ***** the Credit Card mailed to the Cardholder, subject to Virgin providing the applicable ***** information to Bank during the application process. As a point of clarity, Bank shall not issue a Credit Card until Virgin either confirms that the Member number provided by the Member is accurate or provides a new Member number in the event that the Applicant is not currently a Member. Bank and Virgin shall cooperate to develop a process that effects the foregoing in a manner that complies with Applicable Law and with the objective of not delaying the Bank’s opening of an Account by more than ***** (“EV Process”). The agreed upon EV Process is portrayed in Schedule 2.1(f). Any delays due to the EV Process shall be excluded for the purpose of measuring the applicable Service Standards.

(g) Bank shall perform all functions necessary to administer and service the Accounts, including but not limited to: establishing and administering the underwriting and credit decisions for the Program; making all necessary credit investigations; notifying Applicants in writing of acceptance or rejection of credit under the Program; preparing and mailing billing statements; making collections; funding receivables; handling Cardholder inquiries managing billing issues, merchant inquiries and fraud control; and processing payments. See also Schedule 2.1 (g) with respect to Bank’s credit decisions.

(h) Bank shall perform in accordance with the Service Standards set forth in Schedule 2.1 (h). Bank will provide Virgin with a monthly summary of Bank’s performance regarding the Service Standards.

(i) The parties shall establish an Operating Committee to review and discuss (i) marketing efforts and Marketing Fund usage; (ii) the general performance of the Program; and (iii) any matters which either party believes to be material with respect to the ongoing administration and/or operation of the Program. The Operating Committee shall include participation at the management level from both parties. Additional details of the Operating Committee are set forth in Schedule 2.1 (i).

2.2 Internet Features. Bank shall establish an Account Center for the Program, and Virgin shall provide a weblink to the Account Center. In the event Bank changes or otherwise modifies the website address for its designated website, Virgin will either update or modify its link thereto, as directed by Bank subject to commercial reasonableness.

2.3 Operating Procedures. Virgin shall observe and comply with the Operating Procedures on not less than ***** prior notice to Virgin or otherwise required by Applicable Law or applicable Card Network rules and regulations. The Operating Procedures may be amended or modified by Bank from time to time in its reasonable discretion; provided, however, unless such changes are required by Applicable Law, a copy of any such amendment or modification shall be provided to Virgin at least ***** before its effective date, and for those changes required by Applicable Law or Card Network rules and regulations, if applicable, notice shall be given *****. The parties will work together in good faith to establish, maintain, amend and improve the procedures needed to carry out the agreed operational tasks for the Program.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

2.4 Program Documents (Forms and Collateral). (a) Forms - General. Subject to (b) below, Bank shall design, determine the terms and conditions of, and generate the form of the Credit Card Agreement, applications, Credit Card, card mailers, PIN mailers, privacy notices, billing statements (including backers), Cardholder letters, templates, and other documents and forms to be used under the Program which (i) relate to the Program, (ii) relate to Bank’s and/or the Cardholder’s obligations, (iii) are used by Bank in maintaining and servicing the Accounts; or (iv) are required by Applicable Law (collectively, “Forms”). All Forms shall be in the English language only unless otherwise agreed by the parties in writing, and there shall be only one design for each Form. Notwithstanding the above, Bank and Virgin shall jointly design any Member marketing aspects of billing statements, Credit Cards, and card mailers and Bank shall endeavor to integrate Virgin branding elements on the foregoing Forms when possible and appropriate and if requested by Virgin at no cost to Virgin (subject to costs relating to deviations from Bank’s standard specifications for such Forms as provided in 2.4(d)(ii) below). For the avoidance of doubt, Bank shall use the Virgin Marks on Forms and Cardholder communications in a manner consistent with the guidelines set forth in Schedule 2.4(a).

(b) Collateral. Virgin may design and produce promotional material, direct mail pieces, catalog, newspaper, radio and electronic advertisements, and other collateral documents (collectively, “Collateral”) which reference the Program. Virgin shall submit all Collateral to Bank for its review and approval solely of the Program disclosures, as well as references to the Program and use of Bank Marks. Pursuant to this review and approval process, Virgin will make (or have made) all changes that Bank requests to satisfy Applicable Law and/or in exercising its rights regarding Bank Marks under this Agreement.

(c) Bank’s Costs. Subject to subsection (d) below, Bank will determine which and how many of the following to provide, which shall be at its expense. First, Bank will provide to Virgin at one central location, for distribution to Members and Cardholders, marketing purposes, and mass mailings, as applicable: (i) adequate copies of Credit Card Agreements and applications; and (ii) the template of any appropriate Forms. Second, Bank shall provide an appropriate number of (or copies of, as applicable) Credit Card Agreements, applications, Credit Cards, billing statements, and card mailers.

(d) Virgin’s Costs. (i) Virgin Re-issuances and Upgrades. Virgin shall pay any and all direct costs (including but not limited to embossing and encoding plastics, Forms, Collateral and postage) related to any re-issuance of Credit Cards to Cardholders that Virgin requests or that is necessitated solely by Virgin’s decisions and/or actions, including any re-issuance due to a change in Card Network pursuant to Section 2.11 (collectively “Virgin Re-issuances”). Bank will charge Virgin no more than ***** per Account for costs resulting from Virgin’s request to change the Card Network pursuant to Section 2.11.

(ii) Variations from Bank’s Standards. If a request or requirement (as applicable) of Virgin with regard to any Program Documents requires a variation from Bank’s standard specifications, and such variation causes an increase in any cost of Bank, Virgin shall bear the additional expense. In the event any Forms become obsolete as a result of changes requested by Virgin or necessitated solely by its decisions and/or actions, Virgin shall reimburse Bank for the costs associated with any unused obsolete Forms. The Bank’s standard specifications for Forms are outlined in Schedule 2.4(d)(ii) of this Agreement. For the sake of clarity, Bank shall customize the appropriate Program materials with Virgin Marks and such customization shall not be considered a variation from Bank’s standard specifications.

2.5 Marketing and Promotion of Program. (a) Throughout the Term of this Agreement, Virgin and Bank shall actively and consistently market, promote, participate in and support the Program, including without limitation those marketing promotions set forth in Schedule 2.5 (a) and such other methods mutually agreed upon by Virgin and Bank. Virgin and Bank will jointly agree upon programs to market the Program, both initially and on a continuing basis.

(b) Bank shall contribute the amounts set forth in Schedule 2.5 (b) to apply to mutually agreed upon marketing and promotion expenses associated with the Program, such agreement not to be unreasonably withheld. All of such funds shall be referred to herein as the “Marketing Fund.” Virgin shall pay all marketing and promotion expenses directly as they are incurred by Virgin, and shall send Bank an invoice for the aggregate amount of the expenditures mutually agreed upon by the parties, together with supporting documentation reasonably satisfactory to Bank for such expenses. Bank shall then reimburse Virgin. For marketing and promotion expenses mutually agreed by the parties and incurred by Bank, Bank shall send Virgin documentation reasonably satisfactory to Virgin for such expenses and Bank shall deduct such amounts from the Marketing Fund. Bank shall have the right to cease the availability of the Marketing Funds contributed by Bank for any

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

future marketing or promotions if either party: (i) terminates this Agreement, (ii) notifies the other party of an intent to terminate or the fact that the notifying party has already terminated this Agreement, or (iii) notifies the other of an intent to allow this Agreement to expire. If the Marketing Funds are not used in the Program Year they are contributed, they will roll over and shall be used within the first ***** of the next Program Year.

2.6 Ownership of Accounts and Information. (a) Virgin and Bank recognize that Cardholders are Members, and that each party has certain ownership rights in information relating to such individuals in their respective roles as Cardholders and Members. The parties acknowledge that the same or similar information may be contained in the Bank Cardholder Information (defined below) and Virgin Member Information (defined below); such common information being referred to herein as “Common Information”. Each such pool of data shall therefore be considered separate information subject to the specific provisions applicable to that data hereunder.

(b) The Members’ names and addresses and other Member information collected by Virgin independent of Bank and set forth in Virgin’s records shall be the exclusive property of Virgin; such information and Virgin’s Common Information shall be referred to collectively as “Virgin Member Information”. Prior to the Program Commencement Date, Virgin shall provide to Bank no less than ***** marketable Member names and addresses, as well as e-mail addresses, which e-mail addresses will only be used by Bank in connection with marketing initiatives approved by the Operating Committee. Additionally, as requested by Bank and in any event, no less than *****, Virgin shall provide the names, addresses, telephone numbers and e-mail addresses of new marketable Members to Bank, to be used only for purposes of (i) evaluating such Member’s creditworthiness, (ii) soliciting such Members for Credit Cards, (iii) administering the Program in accordance with the terms of this Agreement and Applicable Law. Bank shall protect the confidentiality of such information as set forth in Section 8.9.

(c) (i) Subject to Virgin’s rights pursuant to Schedule 7.4, Bank shall own the Program, and all Accounts under the Program, from the time of establishment and Virgin shall not have any right to any indebtedness on an Account or to any Account payment from a Cardholder arising out of or in connection with any Purchases under the Program. Additionally, all information related to the Program, the Accounts set forth in Bank’s records, including without limitation the information listed in Schedule 2.6, the information obtained through applications, the receivables, names, addresses, credit, and transaction information of Cardholders shall be the exclusive property of Bank. Such information and Bank’s Common Information shall be referred to collectively as “Bank Cardholder Information”. Bank shall keep the Accounts and receivables from such Accounts free and clear of any claims, liens, security interests, pledges, encumbrances and similar claims and Bank shall not sell, assign, transfer pledge, securitize or otherwise transfer any Account or any receivable generated by any Account except that (i) Bank shall have the right to securitize receivables generated by the Accounts in accordance with the terms of Schedule 2.6(c)(i) provided, that any such Bank securitization shall not interfere in any manner with the Virgin’s right to purchase the Accounts in accordance with Schedule 7.4 and (ii) Bank may sell or transfer written-off Accounts in connection with Bank’s ordinary course collections actions.

(ii) Bank shall provide to Virgin ***** one (1) master file extract, initially containing the information set forth on Schedule 2.6, and subject to change by Bank at any time. Bank may agree to share additional Confidential Information and/or Bank Cardholder Information with Virgin and, unless Bank consents otherwise in advance and in writing, Virgin shall keep such Confidential Information and Bank Cardholder Information confidential as set forth in Section 8.9, and shall not disclose such information to any third-party nor sell, lease, or otherwise transfer such information to any third-party.

2.7 Protection Programs and Enhancement Marketing Services. *****

2.8 Ownership and Licensing of the Parties’ Marks. (a) Subject to the other provisions of this Agreement, Virgin hereby grants to Bank a royalty-free, non-exclusive (except as to branded credit account and card plans per Section 3.5), non-transferable limited license to use the Virgin Marks in the United States solely in satisfaction of its duties, rights and obligations described in this Agreement, including without limitation, using same in any and all promotional materials, Account documentation, advertising, websites, marketing, and solicitations related to the Program, subject to the prior written approval of Virgin, which will not be unreasonably withheld or delayed. Bank shall use the trademark designations “®” or “TM” or such other designation as Virgin may specify or approve in connection with the Virgin Marks on the Credit Cards, Account documentation and promotional materials. Bank agrees it will not use the Virgin Marks on or in connection with any products or services or for any other purpose other than (i) as explicitly described in this Agreement, (ii) for Bank’s securitization activities; and/or (iii) as required by Applicable Law. In connection with any securitization activities, Bank agrees to prevent the use or publication of any of the Virgin Marks or of the Virgin America name in the title

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

or subtitle of any offered securities or in any related prospectus, registration statement or offering materials, other than (i) in a narrative description or table describing the characteristics and/or performance of the designated Accounts for which receivables are being securitized; (ii) a narrative description of the terms of this Agreement, if in connection with any termination or potential termination of this Agreement, Bank in its discretion believes such termination or potential termination of this Agreement (including the terms of the Agreement relating to termination of the Program) would be material to the holders of any offered securities; (iii) any publicly available information relating to Virgin or its Affiliates that Bank in its discretion believes would be material to the holders of any offered securities; (iv) with the prior written approval of Virgin, in a narrative description of the terms of this Agreement; and (v) without limiting the foregoing, such information as may be required to comply with any federal or state securities laws or regulations in connection with any offered securities.

(b) Anything in this Agreement to the contrary notwithstanding, Virgin shall retain all rights in and to the Virgin Marks pertaining to such Accounts, and all goodwill associated with the use of the Virgin Marks (whether under this Agreement or otherwise) shall inure to the benefit of Virgin. Virgin shall have the right, in its sole and absolute discretion, to prohibit the use of any Virgin Marks in any Forms, advertisements or other materials or references proposed to be used by Bank which Virgin in its reasonable business judgment deems objectionable or improper and Bank shall follow the guidelines for the use of the Virgin Marks as set forth in Schedule 2.4(a). Bank shall cease all use of the Virgin Marks upon the termination of this Agreement for any reason unless Bank retains the Accounts after termination of the Agreement. In that case, Bank may use the Virgin Marks for up to ***** following termination solely in connection with the administration and collection of the Accounts.

(c) Virgin recognizes that Bank is the sole owner of the Bank Marks, that Virgin has no rights of ownership or license therein, and that Virgin is not entitled to (and shall not) use the Bank Marks other than as explicitly and specifically provided in this Agreement. As a point of clarification, Bank has and retains all rights in and to Bank Marks and the use thereof, and all goodwill associated with the use of Bank Marks (whether under this Agreement or otherwise) shall inure to the benefit of Bank. Bank shall have the right, in its sole and absolute discretion, to prohibit the use of any Bank Marks in any Program Documents, advertisements, or other materials or references proposed to be used by Virgin which Bank in its reasonable business judgment deems objectionable or improper. Virgin shall cease all use of Bank Marks upon the termination of this Agreement for any reason.

2.9 Elevate Rewards Program. (a) Virgin is the owner of the Elevate Rewards Program (whether operated under that name or some other chosen by Virgin). Subject to Virgin’s obligations set forth on Schedule 2.9 (a), Virgin will be responsible for determining the rules, funding and facilitating redemption of the rewards related to the Elevate Rewards Program. In addition, Virgin will be responsible for ensuring compliance with all Applicable Laws with respect to the Elevate Rewards Program.

(b) Bank and Virgin will work together to ensure system functionality tied to the Accounts to support the Elevate Rewards Program, for matters such as recording the accumulation of Elevate Points, tracking, and lookup/reporting. Any such system functionality provided by Bank shall be at no additional charge to Virgin, to the extent the same does not require Bank to incur material additional internal or external expense. Otherwise, such functionality shall be provided pursuant to terms (including fees to Bank) mutually agreed to by the parties. Notwithstanding the foregoing, Bank shall provide data reasonably necessary for Virgin, or its designee, to fulfill the Value Proposition associated with a Member’s Account at no cost to Virgin.

2.10 Program Value Proposition. The initial benefits, features and rewards associated with the Credit Cards are set forth in Schedule 2.10, and shall be funded by the parties as set forth therein.

2.11 Card Network Selection. Virgin shall have the right to initially select the Card Network for the Program in its sole discretion. In addition, upon ***** prior written notice to Bank, Virgin may change the Card Network during the Term, in accordance with the Card Network processes and procedures for effecting such a change. Notwithstanding the foregoing, any Bank obligations with regard to the process of changing the Card Network shall be completed, for all Accounts, no more than ***** from Bank’s notice of Virgin’s intent to change Card Networks.

2.12 Card Network Products. Bank shall offer, at a minimum, the following network products, and/or successor products, at Program Commencement and throughout the Term as applicable; Visa or MasterCard Platinum, Visa Signature or MasterCard World/World Elite. In addition, Bank shall adapt the applicable product so that it can be effectively marketed and provided to applicants wishing to have the Card embossed with the name of their small business. Subject to the Card Network Rules, Bank shall ensure that Cards issued with credit lines equal to, or higher than, ***** shall be issued as Visa Signature or MasterCard World/World Elite or their successor products as provided by the Network.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

SECTION 3 OPERATION OF THE PROGRAM

3.1 Processing Through Card Network

Virgin shall honor any Credit Card properly issued and currently authorized by Bank pursuant to the Program. So long as the Program transactions are processed through the Card Network, settlement, disputes and chargebacks shall be governed by the Card Network Rules.

3.2 Ownership of Accounts; Fees; Accounting. (a) Bank shall own all the Accounts under the Program from the time of establishment, and except as otherwise provided herein, Virgin shall not have any right to any indebtedness on an Account or to any Account payment from a Cardholder.

(b) The Credit Card Agreement shall include the Rates and Fees as are set forth in Schedule 3.2 (b). In connection with its servicing of the Accounts, Bank may make changes to the Credit Card Agreement on an individual Account by Account basis and without notice to Virgin. On other than an Account by Account basis, Bank may make non-Rates and Fees changes at any time but must provide notice of same to Virgin as is reasonable under the circumstances. With respect to any changes in the Rates and Fees, Bank will, prior to making any such changes, notify Virgin of such changes. Notwithstanding the foregoing, Bank may not increase annual fees set forth on Schedule 3.2 (b) without the prior consent of Virgin.

3.3 Bank Mailings; Insertion of Virgin’s Promotional Materials. Envelope space (including bangtail) for billing statements and Credit Card mailers shall be allocated as follows:

(a) “Priority Materials”, defined as: legally required material, privacy notices, disclosures, Cardholder notices, billing statements, new Credit Card mailers, PIN mailers, Credit Card Agreement, and notices sent by Bank;

(b) Bank’s other inserts (including bangtail).

(c) Virgin’s promotional materials, subject to the following terms:

Subject to the foregoing allocation, at Virgin’s request, Bank will include with the billing statements and new Credit Card mailers Virgin promotional materials provided by Virgin, so long as the materials: (i) are provided to Bank at least ***** prior to the scheduled mailing date of such statements or notices and pursuant to an insert schedule that Virgin provided to Bank at least ***** in advance; (ii) have been approved as to content by Bank (in its reasonable discretion) with respect to any manner of reference to Bank or the Program; (iii) meet all size, weight, or other specifications for such inserts as shall be reasonably set by Bank from time to time; (iv) would not require the removal (in Bank’s standard envelope) of Priority Materials and/or Bank’s other inserts; and (v) are paid for by Virgin, along with all additional postage costs caused by Bank’s insertion of such materials. Bank shall not include any Virgin insert materials (that will result in additional postage expense to Virgin) without Virgin’s prior written consent to pay the additional postage costs.

Bank reserves the right to disallow any inserts which are in violation of Applicable Law, conflict with any other provision of this Agreement, or whose subject matter is reasonably deemed by Bank to be inappropriate in nature.

3.4 Payments. All payments to be made by Cardholders with respect to any amounts outstanding on the Accounts shall be made in accordance with the instructions of Bank and at the location or address specified by Bank. Virgin hereby authorizes Bank, or any of its employees or agents, to endorse “Comenity Capital Bank” upon all or any checks, drafts, money orders or other evidence of payment, made payable to Virgin and intended as payment on an Account, that may come into Bank’s possession from Cardholders and to credit said payment against the appropriate Cardholder’s Account. As to any Cardholder who inquires of Virgin as to where payments on Accounts shall be made, Virgin shall inform them that payments should be made to Bank.

3.5 *****

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3.6 Reports. Bank will deliver to Virgin the reports set forth in Schedule 3.6, as specified therein and to the extent information is available and applicable. Bank may provide any additional reports requested by Virgin upon such terms and conditions (including reasonable costs) as are mutually agreed to by the parties.

3.7 *****

3.8 Purchase, Reporting and Posting of Elevate Points.

(a)	Point Reporting. Once *****, per Cardholder *****, Bank will send to Virgin or its designee, in an agreed upon electronic format and by an agreed upon process, the earned Elevate Points for each Elevate Rewards Program Cardholder for that month.

(b)	Point Posting. Virgin shall post Elevate Points earned through the Program to the applicable Cardholder’s Elevate Reward Program account within ***** of the receipt of the report described in Section 3.8(a).

3.9 Program Economics. In connection with the Program, Bank will make the payments to Virgin described and in accordance with Schedule 3.9.

3.10 Implementation. The parties shall cooperate in good faith to develop and implement an annual marketing plan designed to maximize the profitable growth of the Program with regard to the number of new Accounts, total Accounts, and Purchases. The annual marketing plan shall be mutually agreed upon, such agreement not to be unreasonably withheld. The parties understand and acknowledge that the ability to develop and implement new consumer offers and promotions is integral to the success of the Program. Accordingly, Bank agrees that upon agreement by the parties on new offers or promotions, Bank shall take no more than ***** to implement, or enable Virgin to implement said offer or promotion. Virgin acknowledges that the foregoing obligation of Bank is limited to elements of the offer or promotion that is solely within Bank’s control and that Virgin will cooperate with Bank to ensure cooperation by third parties necessary for implementation.

SECTION 4. REPRESENTATIONS AND WARRANTIES

Each party makes the following representations and warranties to the other party as of the date of this Agreement:

4.1 Organization, Power and Qualification.

Such party is duly organized, validly existing and in good standing under the laws of its jurisdiction or organization and has full power and authority to enter into this Agreement and to carry out the provisions of this Agreement. Such party is duly qualified and in good standing to do business in all jurisdictions where located and/or conducting business, except where the failure to be so qualified would not have a material adverse effect on such party’s business or such party’s or the other party’s ability to perform as required under this Agreement or operate the Program.

4.2 Authorization, Validity and Non-Contravention.

(a) This Agreement has been duly authorized by all necessary corporate proceedings (or analogous governing proceedings) by such party. Further, this Agreement has been duly executed and delivered by such party, and is a valid and legally binding agreement of such party and duly enforceable in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equity principles).

(b) No consent, approval, authorization, order, registration or qualification of or with any court or regulatory authority or other governmental body having jurisdiction over such party is required for (nor would the absence of such adversely affect) the legal and valid execution and delivery of this Agreement, and the performance of the transactions contemplated by this Agreement.

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(c) The execution and delivery of this Agreement by such party and the compliance by such party with all provisions of this Agreement: (i) will not conflict with or violate any Applicable Law; and (ii) will not conflict with or result in a breach of or default under any of the terms or provisions of any indenture, loan agreement, or other contract or agreement to which such party is a party (including but not limited to any under which such party is an obligor or by which its property is bound) where such conflict, breach or default would have a material adverse effect on such party or the Program, nor will such execution, delivery or compliance violate or result in the violation of the Articles of Incorporation or By-Laws (or analogous rules of governance) of such party.

4.3 Compliance with Law.

Any action taken by such party or inaction (where such party has a duty to act) in connection with the Program and/or the other party hereto, shall be in compliance with all Applicable Law, except where the failure to comply, individually or in the aggregate, does not or will not have a material adverse effect on such party, such other party, or the Program.

4.4 Intellectual Property Rights.

(a) In the event Virgin provides any software or hardware to Bank, Virgin has the legal right to such software or hardware and the right to permit Bank to use such software or hardware, and such use shall not violate any intellectual property rights of any third party. Any software or other technology developed by or for Virgin or its Affiliates, to facilitate the Program, including but not limited to, software and software modifications developed in response to Bank’s request or to accommodate Bank’s special requirements and all derivative works, regardless of the developer thereof, will remain the exclusive property of Virgin and/or its Affiliates. Nothing in this Agreement shall be deemed to convey a proprietary interest to Bank or any third party in any of the software, hardware, technology or any of the derivative works thereof which are owned or licensed by Virgin and/or its Affiliates, and Bank shall return to Virgin all materials containing such intellectual property upon termination of this Agreement.

(b) In the event Bank provides any software or hardware to Virgin, Bank has the legal right to such software or hardware and the right to permit Virgin to use such software or hardware, and such use shall not violate any intellectual property rights of any third party. Any software or other technology developed by Bank or its Affiliates or developed for Bank or its Affiliates at Bank’s expense, to facilitate the Program, including but not limited to, software and software modifications developed in response to Virgin’s request or to accommodate Virgin’s special requirements and all derivative works, regardless of the developer thereof, will remain the exclusive property of Bank and/or its Affiliates. Nothing in this Agreement shall be deemed to convey a proprietary interest to Virgin or any third party in any of the software, hardware, technology or any of the derivative works thereof which are owned or licensed by Bank and/or its Affiliates, and Virgin shall return to Bank all materials containing such intellectual property upon termination of this Agreement.

4.5 Virgin Marks.

In the case of Virgin, Virgin has the legal right to use and to permit Bank to use, to the extent set forth herein, the Virgin Marks.

SECTION 5. COVENANTS

Each party hereby covenants and agrees as follows:

5.1 Notices of Changes. Each party will as soon as reasonably possible notify the other of any: (a) change in the name or form of its business organization, change in the location of its chief executive office or the location of the office where its records concerning the Program are kept; (b) merger or consolidation of such party, the sale of a significant portion of its stock (or other form of ownership) or the sale of a substantial amount of its assets not in the ordinary course of business, or any change in the control of such party; (c) material adverse change in its financial condition or operations; (d) any change in business practices of such party that would have a material adverse effect on this Agreement or the Program; (e) in the case of Virgin, any occurrence that would constitute a Bank Termination Event under Section 7.2; or (f) in the case of Bank, any occurrence that would constitute a Virgin Termination Event under Section 7.3. Each party will furnish such additional information with respect to any of the foregoing as the other party may request, for the purpose of evaluating the effect of such change on the financial condition and operations of the affected party and on the Program.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

5.2 Financial Statements. Each party shall furnish to the other as soon as available the following information (on a consolidated basis if applicable): (a) a balance sheet as of the close of each fiscal year; (b) a statement of income, retained earnings, and paid-in capital to the close of each fiscal year; (c) a statement of cash flow to the close of each such period; and (d) a copy of the opinion submitted by such party’s independent certified public accountants in connection with such of the financial statements as have been audited. Provided, however, that as long as Bank is a subsidiary of Alliance Data Systems Corporation (“ADSC”), and ADSC is publicly traded, Bank may satisfy the foregoing requirements by ADSC’s filing with the SEC copies of its quarterly 10-Q filings, annual 10-K filing, and a quarterly statement of operating income (based on ADSC’s fiscal quarter).

5.3 Access Rights.

(a) Subject to (b) below, each party will permit, once per Program Year unless the other party has reasonable cause to do so more than once, authorized representatives designated by the accessing party, at accessing party’s expense, to visit its facilities and inspect, to the extent permitted by Applicable Law, any of its books and records pertaining to Applicants, Accounts and any category of payments owed by one party to the other, and to make copies and take extracts there from, and to discuss the same with its officers and independent public accountants, all at reasonable times during normal business hours on at least ***** advance notice to the other party. In addition, Virgin shall permit regulatory bodies having jurisdiction over Bank to visit its facilities related to the Program during normal business hours with advance notice.

(b) Each party’s obligations under (a) shall not be required to the extent that (i) such access is prohibited by Applicable Law, (ii) such records are legally privileged, or (iii) such records are planning documents or those of any of its Affiliates, operating budgets, management reviews or employee records.

5.4 Each Party’s Business. Each party shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence (or analogous business form) and to comply with all Applicable Laws in connection with its business, including, but not limited to: (i) compliance with all applicable license requirements related to its business, and (ii) fulfilling its obligations under the Program.

5.5 Insurance. Each party shall maintain insurance policies with insurers, and in such amounts and against such types of loss and damage, as are customarily maintained by other companies engaged in similar businesses within such party’s industry.

5.6 Compliance with Agreement and Applicable Law. Each party shall comply with all Applicable Laws in performing its obligations under this Agreement and use commercially reasonable efforts to ensure that its Affiliates, licensees, franchises, officers, directors, associates and agents comply with the terms of this Agreement and Applicable Law, and each party shall be responsible for their respective actions and omissions as provided elsewhere in this Agreement.

SECTION 6 INDEMNIFICATION

6.1 Indemnification Obligations. (a) Each party shall be liable to and shall indemnify and hold harmless the other and its Affiliates and their respective officers, directors, employees, subcontractors and their successors and assigns (collectively “Indemnified Parties”) from any and all Losses (as hereinafter defined) incurred by them by reason of: (i) The indemnifying party’s breach of any representation, warranty or covenant hereunder; (ii) The indemnifying party’s failure to perform its obligations hereunder; (iii) any action or failure to act (where there was a duty to act) by the indemnifying party related to the Program and/or as otherwise provided for in this Agreement; (iv) The indemnifying party having caused Losses to third parties, where such third parties have sought recovery from Indemnified Parties; and (v) The indemnified party’s defending against claims described in (iv). In any case, the indemnifying party’s liability does not extend to Losses proximately arising from an act or failure to act by Indemnified Parties. Additionally, Virgin shall indemnify Bank and its Indemnified Parties for any Losses caused by or related to Virgin Goods or Services charged to an Account and Bank shall indemnify Virgin for all Losses caused by or related to Account matters, including Cardholder credit decisions, billing matters, collections, payment processing, funding receivables, fraud control, and administration of the Accounts.

(b) For purposes of this Section 6, the term “Losses” shall mean any liability, damage, costs, fees, losses, judgments, penalties, fines, and expenses, including without limitation, any reasonable attorneys’ fees,

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

disbursements, settlements (which require the other party’s consent which shall not be unreasonably withheld), and court costs, reasonably incurred by Bank, Virgin, or a third-party, as the case may be, without regard to whether or not such Losses would be deemed material under this Agreement; provided however, that Losses shall not include any overhead costs that either party would normally incur in conducting its everyday business.

6.2 LIMITATION ON LIABILITY. (a) IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL LOSSES; OR (ii) LOST PROFITS AND/OR LOST BUSINESS RELATIONSHIPS/OPPORTUNITIES WITH THIRD PARTIES, THAT THE OTHER PARTY INCURS OR CLAIMS TO HAVE INCURRED ARISING OUT OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT THE FOREGOING EXCLUSIONS AND LIMITATIONS OF LIABILITY SHALL NOT APPLY IN THE EVENT OF (I) INDEMNIFICATION CLAIMS (INCLUDING INDEMNIFICATION FROM INFRINGEMENT CLAIMS OF A THIRD PARTY’S INTELLECTUAL PROPERTY RIGHTS), (II) BREACH BY A PARTY OF ITS CONFIDENTIALITY OBLIGATIONS SET FORTH IN THIS AGREEMENT, OR (III) WITH RESPECT TO A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

*****

6.3 NO WARRANTIES. EXCEPT AS PROVIDED HEREIN, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, RESPECTING THE SERVICES AND/OR OTHER PRODUCTS SOLD OR PROVIDED BY BANK PURSUANT TO THIS AGREEMENT.

6.4 Notification of Indemnification; Conduct of Defense. (a) In no case shall the indemnifying party be liable under Section 6.1 of this Agreement with respect to any claim or claims made against the indemnified party or any other person so indemnified unless it shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof. However, failure to so notify the indemnifying party shall not relieve it from any liability which it may have under other provisions of this Agreement, except to the extent that the indemnifying party’s right to defend the matter is materially and irrevocably prejudiced by such failure to give prompt notice.

(b) The indemnifying party shall be entitled to participate, at its own expense, in the defense of any suit brought against the indemnified party which gives rise to a claim against the indemnifying party. Alternatively, the indemnifying party may elect to assume defense of such claim, but must do so within a reasonable time after receiving notice of the claim. However, if the indemnifying party so elects to assume the defense, such defense shall be conducted by counsel chosen by the indemnifying party and approved by the indemnified party (or the person or persons so indemnified, who are the defendant or defendants in any suit so brought), which approval shall not be unreasonably withheld. Once the indemnifying party has retained counsel approved by the indemnified party, the indemnified party (or the person or persons so indemnified who are the defendant or defendants in the suit), shall bear the fees and expenses of any additional counsel it chooses to retain.

SECTION 7 TERM, EXPIRATION AND TERMINATION

7.1 Term and Expiration. See Schedule 7.1.

7.2 Termination with Cause by Bank; Bank Termination Events. Any of the following conditions or events shall constitute a “Bank Termination Event” hereunder, and Bank may terminate this Agreement immediately without further action if such Bank Termination Event occurs:

(a) If Virgin shall: (i) generally not pay its debts as they become due; (ii) file, or consent by answer or otherwise to the filing against it, of a petition for relief, reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; (iii) make an assignment for the benefit of its creditors; (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; (v) be adjudicated insolvent or be liquidated; (vi) take corporate action for the purpose of any of the foregoing and such event shall materially adversely affect the ability of Virgin to perform under this Agreement or the Program; (vii) have a change in its financial condition that materially adversely affects the ability of Virgin to perform under this Agreement or the Program; or (viii) receive an adverse opinion by its auditors or accountants and/or a negative opinion by same as to Virgin’s viability as a going concern; or

(b) If a court or government authority of competent jurisdiction shall enter an order appointing, without consent by Virgin, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of Virgin, or if any petition for any such relief shall be filed against Virgin and such petition shall not be dismissed within *****; or

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(c) If Virgin shall default in the performance of or compliance with any term or violates any of the covenants, representations, warranties or agreements contained in this Agreement and Virgin shall not have remedied such default within ***** after written notice thereof shall have been received by Virgin from Bank; provided that, if such condition is incapable of being remedied within the ***** remedy period and Virgin is diligently proceeding to remedy such condition, then said ***** may be extended to a maximum of *****, or

(d) If Bank exercises its rights under Section 8.6 [Force Majeure]; or

(e) If at any time during the Term, Virgin’s aggregate number of available seat miles in any ***** have been reduced by more than *****, as compared to Virgin’s aggregate available seat miles in calendar year 2013, then (i) at Bank’s option, the Initial Term shall be extended by one year to permit any unearned portion of the Annual Revenue Guarantees for any prior Program Year to be earned and (ii) if Virgin shall not have remedied such default within ***** after written notice of such event, Bank may terminate this Agreement. During any additional Program Year provided for in this clause Section 7.2(e), no Annual Revenue Guarantee will be payable and no additional amounts will be payable by Bank to Virgin hereunder until the earlier of (i) Virgin’s remedy of the default related to the reduction in available seat miles or (ii) all unearned portions of the Annual Revenue Guarantee paid in any prior Program Year have been fully earned. In the event that Virgin remedies the default and/or Bank elects not to terminate this Agreement, the terms of this Section 7.2(e) will apply again if the event described above occurs in any subsequent period.

(f) If at the end of any calendar month during the Term, the number of Members in the Elevate Rewards Program has been reduced by more than *****, as compared to the number of Members in the Elevate Rewards Program as of the Program Commencement Date, and such condition continues unremedied for a period of ***** after the date of occurrence; provided, that if such condition is incapable of being remedied within the ***** remedy period and Virgin is diligently proceeding to remedy such condition, then said ***** shall be extended to a maximum of ***** (and the Initial Term shall be extended by one year to permit any unearned portion of the Annual Revenue Guarantees for any prior Program Year to be earned); provided further, if Virgin is unable to correct the deficiency in such period then Bank shall have the right to terminate the agreement. During any additional Program Year provided for in this clause Section 7.2(f), no Annual Revenue Guarantee will be payable and no additional amounts will be payable by Bank to Virgin hereunder until the earlier of (i) Virgin’s remedy of the default in the reduction in the number of Members in the Elevate Rewards Program or (ii) all unearned portions of the Annual Revenue Guarantee paid in any prior Program Year have been fully earned. In the event that Virgin remedies the default and/or Bank elects not to terminate this Agreement, the terms of this Section 7.2(f) will apply again if the event described above occurs in any subsequent period.

7.3 Termination with Cause by Virgin; Virgin Termination Events. Any of the following conditions or events shall constitute a “Virgin Termination Event” hereunder, and Virgin may terminate this Agreement immediately without further action if such Virgin Termination Event occurs:

(a) If Bank shall: (i) generally not be paying its debts as they become due; (ii) file or consent by answer or otherwise to the filing against it, of a petition for relief, reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; (iii) make an assignment for the benefit of its creditors; (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for itself or of any substantial part of its property; (v) be adjudicated insolvent or be liquidated; or (vi) take corporate action for the purpose of any of the foregoing and such event shall materially adversely affect the ability of Bank to perform under this Agreement or the operation of the Program and such event shall materially adversely affect the ability of Bank to perform under this Agreement or the Program; or (vii) have a change in its financial condition, including, but not limited to being downgraded by a rating agency to a rating below an investment grade rating, that materially adversely affects the ability of Bank to perform under this Agreement or the Program; or (viii) receive an adverse opinion by its auditors or accountants as to its viability as a going concern; or (ix) breach or fail to perform or observe any covenant or other term contained in any creditor loan agreement, debt instrument or any other material agreement to which it is bound, which breach or failure, if left uncured could result in a default of such agreement; or

(b) If a court or government authority of competent jurisdiction shall enter an order appointing, without consent by Bank, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of Bank, or if any petition for any such relief shall be filed against Bank and such petition shall not be dismissed within *****; or

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(c) Except with respect to the Service Standards, if Bank shall default in the performance of or compliance with any term or violates any of the covenants, representations, warranties or agreements contained in this Agreement and Bank shall not have remedied such default within ***** after written notice of the default thereof shall have been received by Bank from Virgin; provided that, if such condition is incapable of being remedied within the ***** remedy period and Bank is diligently proceeding to remedy such condition, then said ***** may be extended to a maximum of *****; or

(d) With respect to Service Standards, as set forth on Schedule 2.1 (h); or

(e) If Virgin exercises its rights under Section 8.6 [Force Majeure]; or

(f) As described in Schedule 2.1 (g).

7.4 Purchase of Accounts. See Schedule 7.4.

7.5 Effect of Termination. In the event this Agreement is terminated by either party prior to the end of the Term for any reason, the following shall apply:

(a) Bank’s obligation to pay the Annual Revenue Guarantees shall cease as of the effective date of the termination; provided, however, that Bank shall continue making the other payments set forth on Schedule 3.9 until the date the Agreement is actually terminated to the extent the Annual Revenue Guarantee for such Program Year already paid by Bank to Virgin are not sufficient to meet such amounts owing.

(b) If the Agreement is terminated by Bank due to any Bank Termination Event (including as provided in Schedule 3.9), by either party pursuant to Schedule 2.9 (a), by Virgin pursuant to Schedule 7.1, or by Virgin pursuant to Section 7.3(e) or (f), no later than ***** following the termination of the Agreement, Virgin shall repay to Bank the unearned portion of any Annual Revenue Guarantee for any Program Year previously paid by Bank to Virgin (including any Annual Revenue Guarantee paid by Bank following the date the event giving rise to the applicable termination right of Bank or Virgin occurred, which shall be repaid to Bank pursuant to clause (a) above).

(c) If the Agreement is terminated by Virgin pursuant to Section 7.3(a), (b), (c) or (d), Virgin will be entitled to retain the unearned portion of any Annual Revenue Guarantee for any Program Year previously paid by Bank to Virgin (other than any Annual Revenue Guarantee paid by Bank following the date the event giving rise to the applicable termination right of Virgin occurred, which shall be repaid to Bank pursuant to clause (a) above).

(d) As used in this Agreement, the “unearned” portion of any Annual Revenue Guarantee for any Program Year shall mean any portion of any Annual Revenue Guarantee paid by Bank to Virgin hereunder that was not applied to an amount otherwise owed by Bank to Virgin pursuant to Schedule 3.9 during such Program Year.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

SECTION 8 MISCELLANEOUS

8.1 Entire Agreement; Amendment; No Waiver; Severability; Counterparts; Captions and Cross References; Mutual Drafting. This Agreement constitutes the entire Agreement and supersedes all prior representations, proposals, offers, agreements and understandings, whether oral or written, among the parties hereto with respect to the subject matter hereof and merges all prior discussions between them. Except as otherwise provided for in this Agreement, the provisions herein may be modified only upon the mutual agreement of the parties, however, no such modification shall be effective until reduced to writing and executed by both parties. No waiver of the provisions hereto shall be effective unless in writing and shall not be deemed to be a continuing waiver unless expressly so stated in writing. No failure or delay on the part of either party in exercising any power or right under this Agreement shall be deemed to be a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. If any of the provisions or parts of the Agreement are determined to be illegal, invalid or unenforceable in any respect, such provisions or parts shall be deemed omitted without affecting any other provisions or parts of the Agreement which shall remain in full force and effect. This Agreement may be signed in one or more counterparts, all of which shall be taken together as one agreement. The table of contents and various captions in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any Section are to such Section of this Agreement. This Agreement is the joint product of Virgin and Bank and each provision hereof has been subject to mutual consultation, negotiation and agreement of Virgin and Bank; therefore to the extent any language in this Agreement is determined to be ambiguous, it shall not be construed for or against any party based on the fact that either party controlled the drafting of the document.

8.2 Coordination of Public Statements. Except as required by Applicable Law, including, without limitation, any SEC filings reasonably deemed by a party to be required (in which case the party making such filing will provide notice thereof to the other, in advance whenever possible, and shall when possible redact any and all exhibits, schedules and such other information as the parties may discuss), neither party will make any public announcement of the Program or provide any information concerning the Program to any representative of any news, trade or other media without the prior approval of the other party, which approval will not be unreasonably withheld. Neither party will respond to any inquiry from any public or governmental authority, except as required by Applicable Law, concerning the Program without prior consultation and coordination with the other party.

8.3 Successors and Assigns. This Agreement and all obligations and rights arising hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither party may assign its rights and obligations under this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld in the case of a proposed assignment to an Affiliate. Subject to Section 3.7(c), in the event that Virgin merges, sells, transfers or otherwise disposes of all or substantially all of the assets that comprise the line-of-business currently operating under the name “Virgin America” or “Elevate” to a purchaser, and the purchaser in such transaction is a legal successor-in-interest of Virgin (the defined party to this Agreement),the terms of this Agreement shall be binding upon such successor (regardless of whether or not such entity is a parent, Affiliate, or party with some other relationship of the kind with Virgin, and regardless of under what name the business is conducted).

8.4 Notices. All communications and notices pursuant hereto to either party shall be in writing and addressed or delivered to it at its address shown below, or at such other address as may be designated by it by notice to the other party, and shall be deemed given when delivered by hand, or two (2) Business Days after being mailed (by certified mail with postage prepaid and return receipt requested) or when received by receipted courier service:

If to Bank:	If to Virgin:
Comenity Capital Bank	Virgin America Inc.
2795 E. Cottonwood Parkway	555 Airport Boulevard, Suite 500
Suite #100	Burlingame, CA 94402
Salt Lake City, UT 84121	Attn.: VP Marketing
Attn: President

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

With a Copy to:	With a Copy to:
ADS Alliance Data Systems, Inc.	General Counsel (at the same address)
3100 Easton Square Place
Columbus, OH 43219
Attn: Law Department

8.5 GOVERNING LAW/WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE DICTATES OF THE CONFLICTS OF LAW PROVISIONS OF NEW YORK OR ANY OTHER JURISDICTION. ANY DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH HEREOF OR THREOF, THE RIGHTS GRANTED OR OBLIGATIONS UNDERTAKEN HEREIN OR THEREIN, SHALL PROCEED IN A FEDERAL OR STATE COURT LOCATED IN THE COUNTY AND STATE OF THE PARTY AGAINST WHOM SUCH DISPUTE, CONTROVERSY OR CLAIM IS INITIATED. EACH PARTY HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL.

(b) THE PROVISIONS IN THE PRECEDING PARAGRAPH DO NOT APPLY TO ALL MATTERS RELATED TO THE ACCOUNTS, THE CREDIT CARD AGREEMENTS, THE CARDHOLDERS AND THE FORMS, TO THE EXTENT RELATED TO THE RELATIONSHIP BETWEEN THE CARDHOLDERS AND BANK, ALL OF WHICH SHALL BE GOVERNED BY UTAH LAW.

8.6 Force Majeure. Neither party will be responsible for any failure or delay in performance of its obligations under this Agreement because of circumstances beyond its reasonable control, and not due to the fault or negligence of such party, including, but not limited to, acts of God, flood, criminal acts, fire, riot, computer viruses or hackers where such party has utilized commercially reasonable means to prevent the same, accident, strikes or work stoppage, embargo, sabotage, terrorism, inability to obtain material, equipment or phone lines, government action (including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement), and other causes whether or not of the same class or kind as specifically named above. In the event a party is unable to perform substantially for any of the reasons described in this Section, it will notify the other party promptly of its inability so to perform, and if the inability continues for at least *****, the party so notified may then terminate this Agreement forthwith. This provision shall not, however, release the party unable to perform from using its best efforts to avoid or remove such circumstance and such party unable to perform shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

8.7 Survival. No termination or expiration of this Agreement shall in any way affect or impair the powers, obligations, duties, rights, indemnities, liabilities, covenants or warranties and/or representations of the parties with respect to times and/or events occurring prior to such termination or expiration. No powers, obligations, duties, rights, indemnities, liabilities, covenants or warranties and/or representations of the parties with respect to times and/or events occurring after termination or expiration shall survive termination or expiration except for the following Sections and their corresponding schedules: Section 2.8, Section 3.2, Section 3.4, Section 6, Section 7.4, Section 7.5, Section 8.4, Section 8.5, Section 8.6, Section 8.9 and Section 8.10.

8.8 Relationship of Parties; Third Parties; Independent Contractor. This Agreement does not constitute the parties as partners or joint venturers and neither party will so represent itself. The provisions of this Agreement are for the benefit of the parties hereto and not for any other person or entity. The parties hereby declare and agree that Bank is engaged in an independent business, and shall perform its obligations under this Agreement as an independent contractor; that any of Bank’s personnel performing the services hereunder are agents, employees, Affiliates, or subcontractors of Bank and are not agents, employees, Affiliates, or subcontractors of Virgin; that Bank has and hereby retains the right to exercise full control of and supervision over the performance of Bank’s obligations hereunder and full control over the employment, direction, compensation and discharge of any and all of the Bank’s agents, employees, Affiliates, or subcontractors, including compliance with workers’ compensation, unemployment, disability insurance, social security, withholding and all other federal, state and local laws, rules and regulations governing such matters; that Bank shall be responsible for Bank’s own acts and those of Bank’s agents, employees, Affiliates, and subcontractors; and that except as expressly set forth in this Agreement, Bank does not undertake by this Agreement or otherwise to perform any obligation of Virgin, whether regulatory or contractual, or to assume any responsibility for Virgin’s business or operations.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

8.9 Confidentiality and Security Control.

(a) Confidential Information and Other Protected Information. Except as specifically provided in this Section 8.9, neither party shall disclose any Confidential Information (defined below) which it learns as a result of negotiating or implementing this Agreement. Additionally, the use and/or disclosure of any Consumer Personal Information, Virgin Member Information, and/or Bank Cardholder Information shall be subject to Applicable Law, Section 2.6, and this Section 8.9. “Confidential Information” shall mean all material and information not of a public nature concerning the business or properties of the other party including, without limitation: the terms and conditions of this Agreement (as well as proposed terms and conditions of any amendments, renewals, or extensions of this Agreement), marketing plans, business plans, financial results, Virgin member names and other Elevate Rewards Program information, Cardholder names, card usage, sales volumes, test results, and results of marketing programs, Program reports and files generated by Bank (in the case of Bank), trade secrets, business and financial information, source codes, business methods, procedures, know-how and other information (including but not limited to intellectual property) of every kind that relates to the business of either party.

However, the definition of “Confidential Information” specifically excludes information which:

(i) is generally known to the trade or to the public at the time of such disclosure; or

(ii) becomes generally known to the trade or the public subsequent to the time of such disclosure; provided, however, that such general knowledge is not the result of a disclosure in violation of this Section 8.9; or

(iii) is obtained by a party from a source other than the other party, without breach of this Agreement or any other obligation of confidentiality or secrecy owed to such other party or any other person or organization; or

(iv) is independently conceived and developed by the disclosing party and proven by the disclosing party through tangible evidence not to have been developed as a result of a disclosure of information to the disclosing party, or any other person or organization which has entered into a confidential arrangement with the non-disclosing party; or

(v) Bank is required to report to a Card Network by such Card Network’s applicable rules and regulations.

(b) Permitted Uses and Disclosures. Nothing in this Section 8.9 shall be interpreted to mean that a party is restricted with respect to the use or disclosure of Confidential Information which it owns. The parties may also disclose any Consumer Personal Information or Confidential Information under the following circumstances. First, to the extent disclosure is required by Applicable Law. Second, to the extent disclosure is both permitted by Applicable Law and either necessary for the performance of the disclosing party’s obligation under this Agreement and/or agreed to in writing by the other party, provided that: (i) prior to disclosing any such information to any third party, the party making the disclosure (to the third party) shall give notice to the other party of the nature of such disclosure and of the fact that such disclosure will be made; and (ii) prior to filing a copy of this Agreement (whole or partial) with any governmental authority or agency, the filing party will consult with the other party with respect to such filing and shall redact such portions of this Agreement which the other party requests be redacted, unless, in the filing party’s reasonable judgment based on the advice of its counsel (which advice shall have been discussed with counsel to the other party), the filing party concludes that such request is inconsistent with the filing party’s obligations under Applicable Law. Notwithstanding anything to the contrary in this Agreement, Bank may disclose Confidential Information concerning this Agreement in order to facilitate and/or maintain Bank’s securitization activities.

(c) Protecting Disclosed Information. When, pursuant to subsection (b) above, one party discloses the other party’s Confidential Information or Consumer Personal Information to the disclosing party’s Affiliate or a third-party, the disclosing party shall be responsible for ensuring that such disclosure complies with Applicable Law. Furthermore, the disclosing party shall ensure that the Affiliate or third-party executes a confidentiality agreement with the disclosing party provided by or approved in writing by the non-disclosing party, or, in the event Bank Confidential Information is to be disclosed to a Virgin consultant and/or a potential purchaser of the Portfolio as described in Schedule 7.4, such confidentiality agreement shall be executed by both Bank and the recipient of the Bank Confidential Information, and in either event the confidentiality agreement shall require that the recipient of Confidential Information keeps all such information in confidence. Each party covenants that at all times it shall have in place procedures designed to assure that each of its employees who is given access to the other party’s Consumer Personal Information or Confidential Information shall protect the privacy of such information. Each party acknowledges that any breach of the confidentiality provisions of this Agreement by it will result in

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irreparable damage to the other party and therefore in addition to any other remedy that may be afforded by law any breach or threatened breach of the confidentiality provisions of this Agreement may be prohibited by restraining order, injunction or other equitable remedies of any court.

(d) Protecting Stored Information. Each party shall establish commercially reasonable controls to ensure the confidentiality of any Consumer Personal Information and the other’s Confidential Information. Each party shall also ensure that such information is not disclosed contrary to the provisions of this Agreement, or any applicable privacy, security or other laws, rules and regulations. Without limiting the foregoing, each party shall implement such physical and other security measures as are necessary to (i) ensure the security and confidentiality of any Consumer Personal Information and the other’s Confidential Information, (ii) protect against any threats or hazards to the security and integrity of such information, (iii) protect against any unauthorized access to or use of such information, and (iv) properly dispose of any Consumer Personal Information as required under Applicable Law. Each party shall promptly notify the other party in the event it believes, or has reason to believe, that a confidentiality or security breach, or any other unauthorized intrusion, has occurred with respect to Consumer Personal Information and such notice shall specify the corrective action taken and to be taken by the party subject to such intrusion.

(e) If, upon expiration or termination of this Agreement, Virgin or its designee does not purchase the Accounts from Bank pursuant to Section and Schedule 7.4, Virgin shall take appropriate measures to destroy or remove from its systems Bank’s Cardholder, Confidential, and Consumer Personal Information. This includes but is not limited to any and all records regarding Cardholders whether in paper, electronic, or other form, that is maintained or otherwise possessed by or on behalf of Virgin, including a compilation of such records; provided, that Virgin may retain such data reasonably necessary for Virgin to provide ongoing customer service support to Members or for financial accounting purposes. If Virgin or its designee does purchase the Accounts at such time, Virgin’s obligation to remove or destroy information shall apply only to any Bank Confidential Information that is not comprised of Bank Cardholder Information or Consumer Personal Information.

8.10 Taxes. Anything to the contrary notwithstanding, Bank shall be responsible for the payment of all federal excise taxes pursuant to Section 4261 of the Internal Revenue Code, or any successor federal excise tax related to Bank’s purchase of Elevate Points under this Agreement (“Excise Tax”). If, at any time, any governmental agency or authority determines that additional Excise Taxes are due because of a determination by such agency or authority that the allocation between transportation and non-transportation costs is properly other than as previously paid, Bank shall indemnify and hold harmless Virgin from such additional Excise Taxes, including all interest and penalties thereon. As to taxes other than the Excise Tax, each party is responsible for its own tax obligations as assessed by taxing authorities under Applicable Law. The parties agree to cooperate with each other in connection with any tax matters related to this Agreement.

[Signature block on following page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement in manner and form sufficient to bind them as of the date first above written.

COMENITY CAPITAL BANK		VIRGIN AMERICA INC.

By:	/s/ Ronald J. Ostler	By:	/s/ Peter D. Hunt
Title:	President	Title:	SVP & Chief Financial Officer

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Schedule 1.2

Definitions and Other Obligations

A. DEFINITIONS

As used herein and unless otherwise required by the context, the following terms shall have the following respective meanings.

“Account” shall mean an individual general purpose open-end revolving line of credit which is (i) established by Bank for a Member pursuant to the terms of a Credit Card Agreement and in accordance with the applicable Card Network rules and regulations, and (ii) marketed with a Virgin Mark and the trade names and/or logos of a Card Network.

“Account Center” shall mean an electronic customer service system Bank makes available on a Bank website.

“Affiliate” shall mean with respect to a party any entity that is owned by, owns, or is under common control with such party.

“Applicable Law” shall mean any applicable federal, state or local law, rule, or regulation including but not limited to formal or informal direction from Bank’s primary banking regulator(s), as well as the Card Network Rules.

“Applicant” shall mean an individual who applies for an Account under the Program.

“Application Procedure(s)” shall mean, as applicable, Bank’s proprietary application procedures in which Applicant information is communicated to Bank in a form and through a process determined by Bank. Application Procedures include but are not limited to Bank’s instant credit, quick credit, online prescreen, batch prescreen, automated telephone, take-one, web and mobile application procedures, each of which is more specifically described in the Operating Procedures.

“Bank Mark” shall mean the trademarks, service marks, or trade names owned by or licensed (and capable of being sublicensed) to Bank and designated by Bank to Virgin for use in connection with the Program as set forth in Schedule 1.2(a).

“Business Day” shall mean any day, except Saturday, Sunday, federal holidays, or a day on which banks in Utah are required to be closed.

“Cardholder” shall mean any natural person to whom an Account has been issued by Bank and/or any authorized user of the Account.

“Card Network” shall mean a nationwide payment clearing network such as MasterCard International, Inc., Visa U.S.A. Inc., American Express, or Discover, in which the Accounts participate.

“Card Network Rules” shall mean the rules, regulations, releases, interpretations and other requirements (whether contractual or otherwise) imposed or adopted by the Card Network participating in the Program.

“Consumer Personal Information” shall mean that non-public personal information regarding Applicants, Members, and Cardholders, including but not limited to Account information consumer reports, and information derived from consumer reports, that is subject to protection from publication under Applicable Law.

“Credit Card” shall mean the credit card issued by Bank to Cardholders, which is a general purpose Account credit card bearing the trademark or logo of the applicable Card Network (designated by Bank), corresponding to a related Account for the purpose of making Virgin Purchases and General Purchases pursuant to this Agreement.

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“Credit Card Agreement” shall mean the open-end revolving credit agreement between a Cardholder and Bank governing the Account and Cardholder’s use of the Credit Card, together with any modifications or amendments which may be made to such agreement.

“Electronic Bill Presentment and Payment (or EBPP)” shall mean a procedure whereby Cardholders can elect to receive their billing statements electronically and that also allows them an opportunity to remit their Account payments to Bank electronically.

“Elevate Point” means any credit under the Elevate Rewards Program issued in any form by Virgin that entitles the holder to acquire travel on Virgin’s airline or any other benefits offered by the Elevate Rewards Program.

“Elevate Rewards Program” shall have the meaning set forth in the recitals.

“Financial Products” shall mean credit card or credit issuance programs similar in purpose to those covered by this Agreement.

“Forms” shall have the meaning set forth in Section 2.4.

“General Net Sales” shall mean General Purchases, less credits or refunds for goods and/or services, calculated each Business Day.

“General Purchase” shall mean a purchase of non-Virgin Goods and/or Services including without limitation all applicable taxes and shipping costs, with a specific extension of credit by Bank to a Cardholder using an Account as provided for under this Agreement. A General Purchase is not included within the definition of a Virgin Purchase.

“Initial Term” shall have the meaning set forth in Schedule 7.1.

“Member” shall mean an individual who has been enrolled as a member in the Elevate Rewards Program with a mailing address in the United States.

“Net Sales” shall mean Virgin Net Sales and General Net Sales, collectively.

“Operating Procedures” shall mean Bank’s instructions and procedures regarding the Program as written by Bank and provided to Virgin to be followed by Virgin, such instructions and procedures to be strictly limited to legal and regulatory considerations. For the avoidance of doubt, Virgin’s operations including, but not limited to, airline operations, management of the Elevate Rewards Program, customer and employee procedures and sales and marketing initiatives are explicitly not Operating Procedures.

“Premium Card” shall mean the Credit Card described as “Premium Card” on Schedule 2.10.

“Platinum Card” shall mean the Credit Card described as “Platinum Card” on Schedule 2.10.

“Program” shall mean the Co-Brand credit card program established and administered by Bank for Members by virtue of this Agreement.

“Program Commencement Date” shall mean the earlier of the date on which Bank begins to issue new Accounts or the date on which Bank notifies Virgin in writing that Bank has commenced operation of the Program, such date to be documented as an addendum to this Agreement.

“Program Year” shall mean each consecutive twelve (12) month period commencing on the Program Commencement Date or the first day of the first full calendar month following the Program Commencement Date if the Program Commencement Date is not the first day of a calendar month and each anniversary thereof.

“Purchases” shall mean General Purchases and Virgin Purchases, collectively.

“Rates and Fees” shall mean those Cardholder terms and conditions regarding rates and fees as are initially set forth in Schedule 3.2 (b), as amended from time to time pursuant to Section 3.2 (b).

“Service Standards” shall have the meaning set forth in Schedule 2.1 (h).

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“Term” shall mean the Initial Term, as defined in Schedule 7.1, plus any renewal terms agreed by the parties.

“United States” shall mean the contiguous 48 states, plus Alaska, Hawaii, the District of Columbia and Puerto Rico.

“Virgin Goods and/or Services” shall mean those goods and/or services sold at retail by Virgin through Virgin Sales Channels to the general public for individual, personal, family or household use.

“Virgin Mark” shall mean the trademarks, service marks, or trade names owned by or licensed (and capable of being sublicensed) to Virgin and designated by Virgin to Bank for use in connection with the Program as set forth in Schedule 1.2(b).

“Virgin Net Sales” shall mean Virgin Purchases, less credits or refunds for Virgin Goods and/or Services, calculated each Business Day.

“Virgin Purchase” shall mean a purchase of Virgin Goods and/or Services, including without limitation all applicable taxes and shipping costs, with a specific extension of credit by Bank to a Cardholder using an Account as provided for under this Agreement. A General Purchase is not included within this definition.

“Virgin Sales Channels” shall mean those certain sales channels through which Virgin sells Virgin Goods and/or Services during the Term, regardless of what name Virgin uses for such sales channels, including (as applicable) but not limited to: (i) locations which are owned and operated by Virgin or Virgin’s Affiliates or Virgin’s licensees or franchisees, including airplanes, airport lounges, check-in counters and kiosks and gates, and (ii) Virgin’s website.

B. Other Definitions. As used herein, terms defined in the introductory paragraph hereof and in other sections of this Agreement shall have such respective defined meanings. Defined terms stated in the singular shall include reference to the plural and vice versa. The terms “shall” and “will” have the identical meaning (i.e., that something is compulsory and certain), and the use of one versus the other is not to be interpreted as implying less certainty or a sense of possibility or choice.

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Schedule 1.2 (a)

Bank Marks

COMENITY CAPITAL BANK

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Schedule 1.2 (b)

Virgin Marks

Virgin America® word mark and trade name	U.S. Reg. No. 3541731
Elevate® word mark	U.S. Reg. No. 3998413

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Schedule 2.1 (f)

EV Process & File Transfer Process

Bank and Virgin to cooperate to develop mutually acceptable EV Process.

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Schedule 2.1 (g)

Approval Rates

Bank shall meet the Target Approval Rate for the Program in accordance with this Schedule 2.1 (g).

Bank shall calculate the Quarterly Approval Rate at the end of each Program quarter, beginning after Program month six (which shall measure the Quarterly Approval Rates for Program months seven through nine). The parties intend that each Program quarter Bank shall achieve the Target Approval Rate. In the event that Bank has a Below Benchmark Quarter, Bank shall have the right to cure in the immediately following Program quarter (meaning that such Program quarter is a Benchmark Quarter). If Bank has ***** consecutive Below Benchmark quarters, Bank shall pay to virgin ***** for each full percentage point the Quarterly Approval Rate falls below the Target Approval Rate for the applicable Program quarter. *****

Notwithstanding the foregoing, Virgin shall not have any remedies pursuant to this Schedule 2.1 (g) to the extent Bank’s failure to meet its obligations under this Schedule 2.1 (g) is caused by either or both of the following: (i) the negligent or willful actions of Virgin; and/or (ii) any changes implemented by Bank to comply with Applicable Law (including regulations and expectations of regulators).

Definitions applicable to this Schedule 2.1 (g):

“Below Benchmark Quarter” shall mean any Program quarter in which the Quarterly Approval Rate is less than the Target Approval Rate.

“Benchmark Quarter” shall mean a Program quarter in which the Quarterly Approval Rate is greater than or equal to the Target Approval Rate.

“Benchmark Applicant Rating” shall equal a FICO-equivalent* bureau score of ***** or higher.

* Bank currently uses a FICO-equivalent scoring model. If Bank changes to a different scoring model other than FICO-equivalent, Bank shall convert the non-FICO-equivalent score to a FICO-equivalent score, for all purposes where a FICO-equivalent score is referenced in this Schedule 2.1 (g).

“Quarterly Approval Rate” shall mean the amount, expressed as a percentage, which equals *****

“Target Approval Rate” shall mean ***** of Valid Applications approved:

“Valid Application” shall mean, for the purposes of this Schedule 2.1 (g), an application that is fully completed, submitted, and delivered to Bank, excluding: (i) Applications from Customers that do not achieve the Benchmark Applicant Rating; (ii) any application categorized as pending, as a duplicate, as being fraudulent, or as being incomplete; and / or (iii) any declined application due to compliance with Applicable Law. Additionally, the following prescreen applications will be excluded from the definition of Valid Application: (y) those prescreen applications for which Bank declines to make an offer of credit; and (z) those prescreen applications for which the Customer does not accept Bank’s offer of credit.

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Schedule 2.1 (h)

Service Standards

Service Factor Category	Service Standards

Critical Service Factors

Telephone Service Factors:

1. Telephone answering response time for new Accounts, authorizations, and customer service	1. At least ***** of calls answered within *****

2. Abandon rate for new Accounts, authorizations, and customer service	2. ***** or less. *****

3. First call resolution

3.      ***** of all calls result in no follow up contact by Cardholder regarding the same issue. Only applies to issues fully in control of Bank. ***** For purposes of measurement, no response to the survey shall be deemed a positive resolution.

New Account Service Factors:

4. Application response time (exclusive of mail-in applications and those requiring a supplemental telephone call or additional credit agency investigation)	4. *****

Member Service Factors:

5. Response to written Applicant or Cardholder inquiries (paper/email)	5. *****

Systems Availability Service Factor:

6. Availability of Bank’s authorization systems	6. *****

7. Availability of Bank’s website	7. *****

Other Service Factors

8. Initial Credit Card production	8. *****

9. Replacement Credit Card production	9. *****

Assumptions:

•	Response time for application related inquiries relates to those Applicants which Bank has approved or declined. Applications which Bank is reviewing under special circumstances, such as a suspected fraudulent application, shall not be included in the measurement of the Standard.

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•	Response times for authorization requests relates to those requests processed solely by Bank’s host. Authorization requests requiring external support such as additional credit bureau pulls are excluded.

Termination Right by Virgin:

Virgin may terminate the Agreement in accordance with Section 7.3(d) if Bank fails to perform any one of the same Service Standards in this Schedule 2.1 (h) for any *****, and such failure is not the result of an act of Virgin, or a result of a force majeure event specified in Section 8.6, provided that, after receipt of written notice from Virgin, Bank fails to perform such Service Standard again for *****. Notwithstanding the foregoing, Virgin may terminate the Agreement in accordance with Section 7.3(d) if Bank fails to perform any one of the same Service Standards in this Schedule 2.1 (h) for any *****, and such failure is not the result of an act of Virgin, or a result of a force majeure event specified in Section 8.6.

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Schedule 2.1 (i)

Operating Committee

(a) Establishment of the Operating Committee. The parties hereby establish an operating committee (the “Operating Committee”) to perform the functions with respect to the Program as set forth herein and any other actions that, pursuant to any express provision of this Agreement, requires the Operating Committee’s action or as may be mutually agreed to by members of the Operating Committee.

(b) Composition. The Operating Committee shall consist of ***** members of whom half of which shall be designated by Virgin (the “Virgin Designees”) and the remaining half of which shall be designated by Bank (the “Bank Designees”). Each party’s designees shall include at all times at least one member of management. Each party may substitute its members from time to time, provided that each party shall provide the other party with as much prior notice of any such (temporary or permanent) substitution as is reasonably practicable under the circumstances. During the Term each party shall ensure the availability and participation of high-level representatives as necessary to fulfill its obligations in this Agreement.

(c) Functions. The functions of the Operating Committee shall include discussion and review of the following:

(i) marketing efforts and Marketing Fund usage (“Marketing Plan”);

(ii) the general performance of the Program, including issues such as system integration and the Elevate Rewards Program, and anticipated or actual change in applicable law;

(iii) Bank’s compliance with the Service Standards;

(iv) changes to the Rates and Fees (for discussion purposes only);

(v) disputes;

(vi) changes to Operating Procedures; and

(vii) any matters which either party believes to be material with respect to the ongoing administration and operation of the Program.

(d) Proceedings. Unless all Operating Committee members agree otherwise, the Operating Committee shall meet (telephonically or in person as agreed) not less frequently than ***** and not less than ***** shall be in person. The Operating Committee (and any subcommittee formed by it) shall determine the frequency, place (in the case of meetings in person) and agenda for its meetings, the manner in which meetings shall be called and all procedural matters relating to the conduct of meetings and the approval of matters thereafter not already specifically provided for herein. Either party may call a special meeting of the Operating Committee at any time or on reasonable prior notice in the event of a default by the other party under this Agreement. Any such special meeting shall be held at the location of the party that did not call the special meeting to order. A valid meeting shall consist of (i) no less than ***** designees, and (ii) at least ***** of each party. A valid vote (and any course of action based thereon) shall consist of votes cast by (i) no less than ***** designees, and (ii) an equal number of Virgin Designees and Bank Designees, respectively. A majority vote of all designees participating in a valid vote shall suffice for a matter to be considered approved or otherwise decided.

(e) Dispute Resolution. If the parties reach impasse on a matter that requires agreement, the matter shall be resolved as described in this subsection (e). Upon the written request of either party, such a matter shall be submitted to the Operating Committee for resolution. The Operating Committee

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shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding relating thereto. If the Operating Committee does not resolve the subject matter within ***** after the date of receipt by the other party of a request to submit the matter to the Operating Committee, then the matter shall be escalated to a senior executive officer of Virgin and a senior executive officer of Bank, for their review and resolution within ***** of receipt of the notice of escalation.

(f) Relationship Management. The parties agree that they will respectively provide the resources necessary to the effective execution of this Agreement and that, regardless of other commitments or obligations hereunder, Virgin and Bank each shall provide, at their own expense, a dedicated relationship manager whose primary job function is the support of the Program. The relationship managers shall have the requisite skills and empowerment to effectively manage the day to day operations of the Program.

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Schedule 2.4 (a)

Virgin Marks on Cardholder Materials

Virgin Marks will appear on the following Cardholder materials:

-	Advertising materials

-	Acquisition materials (e.g., direct mail, brochures, etc.)

-	Card package (envelope, benefits brochure, etc.)

-	Monthly and Year End Card statements

-	Fulfillment materials

-	Renewal mailings

-	Offerings/communications developed exclusively for Virgin Cardholders

Virgin Marks will not appear on the following Cardholder materials:

-	Cash advance/balance transfer checks

-	Customer service or legal communications (e.g., customer-merchant disputes, credit issues, overdue payments, etc.)

-	Legal notifications (e.g., privacy policy notices)

-	Card update information not unique to the Virgin Card (e.g., purchased goods insurance program)

-	Offerings/communications not targeted solely to Virgin Cardholders

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Schedule 2.4(d)(ii)

Bank Standard Specifications for Forms

Bank shall provide to Virgin promptly following the execution of this Agreement

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Schedule 2.5 (a)

Marketing Promotions

Virgin and/or Bank (as applicable) will implement the following marketing promotions (which, in the case of the marketing promotions for which Virgin is responsible, shall be implemented by the Program Commencement Date unless otherwise specified below):

Online:

•	Subject to the provisions of Section 2.1 (e), *****, Virgin will include the capabilities of real time prescreen on Virgin’s website, call center and at time of enrollment in the Elevate Rewards Program.

•	Virgin will offer “warm transfer” capability from the Elevate service center(s) as mutually agreed upon by the parties, which may include appropriate incentives for Virgin call center employees, in Virgin’s sole discretion.

•	Virgin will conduct email marketing campaigns for the Program at least ***** per marketable Member per Program Year.

•	Virgin shall ensure that, at all times during the Term, the Program is prominently placed, in each case consistent with then-current industry best practices for such channels:

•	On Virgin’s website, above the fold on the home page and payment page for on-line booking, with a link to a dedicated Program page describing Program benefits;

•	On the mobile optimized view of Virgin website, with a link to apply for an Account within the pages;

•	On Virgin’s social media platforms, with Program promotions and a link to apply for an Account will be included periodically.

Airport/In Air:

Virgin will, in each case consistent with then-current industry best practices for such channels:

•	Promote the Program in flight by making at least one in flight announcement promoting the Program during each flight, which may be by flight attendants or via the onboard video system beginning no later than ***** after Program Commencement Date.

•	Equip flight attendants with applications to provide to customers that request them.

•	Include Program placement within the Red in-flight entertainment system *****

•	Ensure that In-flight crews are offered training.

•	Provide airport gate, ticketing and/or check in area signage promoting the Program, with applications available in lounges, subject to the approval of airport authorities.

Bank Originated:

•	Virgin shall provide to Bank, access to full database of Elevate Rewards Program Members as provided in Section 2.6(b) for direct mail prescreening, on ***** basis, to be conducted as determined by the Operating Committee such direct mail to be limited to ***** per Member per Program Year.

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•	Bank will fund, through the Marketing Fund, email, including prescreen emails, and on-line targeting and retargeting subject to the Operating Committee’s prior approval of such marketing initiatives.

•	Other marketing initiatives to be funded by Bank through the Marketing Fund subject to the Operating Committee’s prior approval

•	Bank will fund the cost of acquiring prospect information for up to ***** new-customer prospects

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Schedule 2.5(b)

Marketing Funds

Subject to the provisions of Section 2.5, Bank shall contribute Marketing Funds as follows:

First Program Year: *****, no less than ***** of which shall be used to support a strategy to “win-back” Members who were cardholders under Virgin’s former credit card programs as follows:

•	***** in direct mail and email campaigns funding

•	***** funding of digital display ad retargeting (including email retargeting)

Each Program Year thereafter: ***** on prior Program Year’s Net Sales, ***** of which shall be reserved for General Purchase marketing.

Launch Fund: Bank shall pay to Virgin ***** no later than ***** following the Effective Date, to be used by Virgin for launch expenses mutually agreed by Bank and Virgin, but with no less than ***** being dedicated to developing and implementing Virgin Sales Channels. The parties will endeavor in good faith to ensure that the launch fund is spent within ***** of the Program Commencement Date, but in the event it is not, the remaining funding shall remain available and be used consistently with the other Marketing Funds outlined in this schedule.

The parties agree and acknowledge that Marketing Funds shall not be used to offset either party’s expenses related to either party’s staff, including but not limited to salaries and travel expenses for either party’s staff.

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Schedule 2.6

*****Master File Information

*****
*****
*****
*****
*****
*****
*****
*****
*****
*****
*****
*****
*****
*****
*****
*****
*****
*****
*****

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Schedule 2.6(c)(i)

Securitization of Accounts

1.	Bank shall have the right to “securitize” receivables generated by Accounts (which shall not include the underlying Accounts associated with such receivables) provided that the structure of such securitization does not adversely impact the purchase of the Accounts in accordance with Schedule 7.4.

2.	Bank hereby agrees to indemnify and hold harmless Virgin and its respective officers, directors, employees and agents (each, an “indemnified party”), against any and all losses, claims, expenses, damages or liabilities, joint or several, to which such indemnified party may become subject to the Securities Act of 1933 or otherwise, as and when such losses, claims expenses, damages or liabilities are incurred insofar as such loss, claims, damages or liabilities (or actions in respect thereof) are based upon any untrue statement or alleged untrue statement of any material fact contained in any prospectus or registration statement relating to such securitization of receivables pursuant to this Agreement, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required by Applicable Law to be stated therein or necessary to make the statements therein not misleading. Bank will not be liable in any such case to the extent that any such actual loss, damage or liability arises out of or is based upon an untrue statement or a material fact made in any such prospectus or registration statement in reliance upon and in conformity with written information furnished to Bank by Virgin for inclusion therein.

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Schedule 2.9(a)

Elevate Rewards Program

Virgin shall, at its sole expense, maintain and fund the Elevate Rewards Program. In addition, the parties agree as follows:

1.	Unless otherwise agreed to by Bank, at no time during the Term will the Value Proposition of the Elevate Rewards Program for Cardholders be less than the value of the Elevate Rewards Program for non-Cardholders. Consequently, Virgin will offer the same or better Elevate Rewards Program tiers to Cardholders that it does for non-Cardholders.

2.	At no time during the Term will Virgin permit Elevate Points or equivalent Virgin travel rewards earned based on customer spending to be equal or better than the Elevate Points or equivalent Virgin travel awards earned by Cardholders as part of the Value Proposition.

3.	Virgin and Bank agree and acknowledge that Virgin may make changes to the Elevate Rewards Program and/or Value Proposition in the ordinary course of business so long as such changes preserve the perceived value of the Elevate Rewards Program and the Value Proposition to Cardholders and in any event such that the perceived value of the Elevate Rewards Program and the Value Proposition to Cardholders is equal to or greater than the MasterCard World and Visa Signature requirements regarding value from time to time. If after the first Program Year, and annually thereafter, Virgin elects to make changes to the Elevate Rewards Program and/or Value Proposition and the perceived current rewards value decreases below the MasterCard World and Visa Signature requirements, the Bank and Virgin shall discuss possible changes to the Elevate Rewards Program and/or Value Proposition that would offset such impact. If Bank and Virgin do not mutually agree upon a way to mitigate any such negative impact within *****, either Bank or Virgin may, in its sole and commercially reasonable discretion, terminate the Agreement upon ***** prior written notice. After such notice, and until such time as the Program is terminated, the Parties may make changes only to the elements in accordance with this Schedule 2.9 (a).

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Schedule 2.10

Program Value Proposition

Premium Card

The parties agree to work together, in good faith, to develop and launch a premium card product with a customer value proposition that supports an annual fee of *****. Said product will have premium card benefits as provided by the Card Network, accelerated point earning for certain category purchases, an acquisition sign-up bonus greater than that of the Base Card as well as other Virgin and Bank benefits as mutually agreed. The parties will conduct customer research and review competing offerings by other airline cobranded cards to develop the terms of a competitive premium card offering no later than the Program Commencement Date.

The parties will review options for implementing both a consumer and small business version of the premium card.

Platinum Card

•	Annual Fee: ***** (paid by Cardholder)

•	Visa Signature / MasterCard World benefits, if applicable (to be provided by Card Network)

•	Elevate Points Earned for Purchases (to be provided by Virgin):

•	*****Sign-Up Bonus of no less than ***** awarded if Cardholder makes ***** or more of General Purchases in the first ***** after Account opening [(to be used for miles/Elevate points or mutually agreed-upon bonus for activation)] (to be provided by Bank).

•	***** off a companion ticket every year (to be provided by Virgin)

•	***** every calendar year in which the Cardholder spends ***** (to be provided by Virgin)

•	The parties will review options for implementing both a consumer and small business version of the platinum card

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Schedule 3.2 (b)

Summary of Rates and Fees

CONDITIONS	CURRENT TERMS
Annual Percentage Rate (APR)	*****
Annual Fee	Platinum Card: ***** Premium Card: *****
Penalty Rate	*****
Minimum Late Fee	*****
Minimum NSF Fee	*****
Cash Advance Rate	*****
Balance Transfer Fee	*****
Minimum Finance Charge	*****

*****

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Schedule 3.6

Bank Reports

Frequency	Name	Description

*****	CORE PERFORMANCE METRICS	New Account processing: number submitted, duped, pending, activated and percentages.

*****	ACQUISITION PERFORMANCE (all by channel and by source code)	• # of submitted applications • # of approved accounts • Approval rates

*****	ACQUISITION PERFORMANCE (all by channel and by source code)	• Approval rates by Bureau Risk Scores • Responder volumes by Bureau Risk Scores • Initial line assignments by quintile • Number of new accounts by card product and pricing tier

*****	CORE PERFORMANCE METRICS

•    # debit active accounts

•    # statement active accounts

•    # accounts ever actives

•    Sales per debit active account

•    Sales per open account

•    # transactions/debit active (on and off Virgin)

•    Average ticket size (on and off Virgin)

•    Spending by MID and MCC

•    Attrition rates ($ and # accounts) cumulative, voluntary, and involuntary

*****	DISBURSEMENT

•    Total portfolio sales

•    Total portfolio sales returns

•    New accounts qualifying for bounty

•    Total new accounts

•    # accounts earning new account bounty

•    new account bounty points awarded

•    Other “bonus” point awarded

•    Total points awarded

•    # cardholders transacting at Virgin in month

•    Payments to Virgin attributed to cardholder spending

•    Payments to Virgin for new accounts

•    Payments to Virgin for acquisition bounty points

•    Payments to Virgin for other “bonus” points awarded

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

*****	SERVICE STANDARDS	Actual performance by standard outlined in Schedule 2.1 in absolute levels and relative to required levels
*****	MARKETING	Marketing spend relative to budget by month and YTD with remaining annual forecast

*****	Marketing	Account number, number of Elevate points and YTD by type

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Schedule 3.9

Payment Obligations

Bank shall make the following payments to Virgin in connection with the Program:

A.	ROYALTY ON NET SALES

On Net Sales, Bank shall pay to Company an amount (“Royalty”) equal to *****

B.	BONUS POINTS

Unless otherwise mutually agreed, Bank shall pay Virgin ***** provided to Cardholders for new account acquisition premiums. Virgin covenants that it will not sell bonus miles, directly or indirectly, to any of its partners (other than Bank) for an equal or lower rate than ***** during the Term.

C.	NEW ACCOUNT BOUNTIES

Premium Card:

•	***** per each new Account with respect to a Premium Card sourced through a Virgin Sales Channel, subject to the applicable Cardholder making at least ***** in General Purchases within the first ***** of Account opening.

•	***** per each new Account with respect to a Premium Card not sourced through a Virgin Sales Channel (i.e. a Bank-sourced Account), subject to the applicable Cardholder making a General Purchase ***** within the first ***** of Account opening.

Platinum Card:

•	***** per each new Account with respect to a Platinum Card sourced through a Virgin Sales Channel, subject to the applicable Cardholder making at least ***** in General Purchases within the first ***** of Account opening.

•	***** per each new Account with respect to a Platinum Card not sourced through a Virgin Sales Channel (i.e. a Bank-sourced Account), subject to the applicable Cardholder making a General Purchase in ***** within the first ***** of Account opening.

D.	ANNUAL FEE SHARING

•	No later than ***** after the end of each Program Year, Bank shall pay to Virgin ***** for each Premium Card Account on which the applicable Cardholder paid the full annual fee to Bank.

•	No later than ***** after the end of each Program Year, Bank shall pay to Virgin ***** for each Platinum Card Account on which the applicable Cardholder paid the full annual fee to Bank.

E.	PROFIT SHARE

Within ***** after the end of each Program Year, Bank shall pay to Virgin an amount equal to ***** of the Annual Cumulative Net Portfolio Yield for the just concluded Program Year that will be equal to *****

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

F.	ANNUAL REVENUE GUARANTEE

Subject to Virgin’s fulfillment of its obligations pursuant to Section 2.6 (b) and Schedule 2.5 (a), then each Program Year during the Term, Bank shall ensure that, in the aggregate, the total payments made by Bank to Virgin pursuant to this Agreement during such Program Year, including all of the following: (i) Elevate Points and bonus miles purchased by Bank, including pursuant to Section A and B of this Schedule 3.9, (ii) new Account bounties pursuant to Section C of this Schedule 3.9, (iii) payments with respect to annual fees pursuant to Section D of this Schedule 3.9, and (iv) any Profit Share pursuant to Section E of this Schedule 3.9, shall equal no less than the amount for the applicable Program Year set forth in the table below (the “Annual Revenue Guarantee”):

Program Year One: *****

Program Year Two: *****

Program Year Three: *****

Program Year Four: *****

Program Year Five: *****

Program Year Six: *****

Program Year Seven: *****

Within ***** after the Effective Date, Bank shall pay to Virgin ***** as a partial prepayment of the Program Year One Annual Revenue Guarantee, provided however, that if Virgin does not meet all obligations required to be completed on or before the Program Commencement Date set forth in Section 2.6 (b) and Schedule 2.5 (a), Virgin shall repay to Bank the full ***** prepayment until such obligations have been met (at which time the Bank shall repay such amount to Virgin). The remaining ***** of the Program Year One Annual Revenue Guarantee shall be paid upon the Program Commencement Date, provided that Virgin has fulfilled its obligations pursuant to Section 2.6 (b) and Schedule 2.5 (a) at such time. So long as Virgin continues to meet its obligations under Section 2.6 (b) and Schedule 2.5 (a), at the beginning of each Program Year thereafter Bank shall pay the above amounts to Virgin as a prepayment of the revenues expected to be contributed by Bank to Virgin in such Program Year. Notwithstanding anything herein to the contrary, Bank shall not be obligated to make any payments in connection with the (i) New Account Awards; (ii) Royalty; (iii) bonus miles, (iv) Profit Share; or (v) Annual Fee Rebates until the Annual Revenue Guarantee amount has been satisfied in such Program Year. For the avoidance of doubt, the Annual Revenue Guarantees shall apply to the specific Program Years listed and the Annual Revenue Guarantees are not to be construed as additive or cumulative in nature; provided that any “unearned” amount of any Annual Revenue Guarantee (as defined in Section 7.5(d)) will roll over into subsequent Program Years but shall not have any effect on Bank’s obligation to pay the full Annual Revenue Guarantee in subsequent Program Year. By way of example, if ***** of the Annual Revenue Guarantee for the first Program Year is “unearned”, Bank will pay the full ***** Annual Revenue Guarantee for the second Program Year but no additional payments will be made during Program Year two until the total of (i) the ***** Annual Revenue Guarantee for Program Year two plus (ii) the ***** unearned portion of the Annual Revenue Guarantee for Program Year one has been earned and applied. Bank’s obligation to make the Annual Revenue Guarantee shall cease if and when either party: (i) terminates this Agreement or (ii) notifies the other party of an intent to terminate the Agreement or that the notifying party has already terminated this Agreement.

G.	NOTES

In the event changes to Applicable Law, or applicable Card Network Rules, including changes to Interchange Fees, have an actual, material, adverse economic impact on Bank, the parties shall discuss modifying Schedules 2.5(b), 2.10, 3.2(b), and/or 3.9 of the Agreement in consideration of the impact on Bank. However, in the event that the parties cannot mutually agree upon the type and/or amount of such modification(s) after no fewer than ***** of such good faith discussion, this shall be deemed a Bank Termination Event and Bank shall have the right to terminate this Agreement with ***** prior notice.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Schedule 7.1

Term and Expiration

Upon execution by authorized representatives of both parties, and unless terminated as provided herein, this Agreement shall become effective as of the Effective Date, remain in effect for seven (7) years from the Program Commencement Date (the “Initial Term”). Notwithstanding the preceding sentence, in the event that Accounts Receivable equal less than ***** at the end of *****, Virgin shall have the option to allow the Agreement to expire as of ***** upon written notice to Bank, provided that such written notice must be received by Bank no more than ***** after the end of the *****

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Schedule 7.4

Purchase of Accounts

(a) Notwithstanding anything to the contrary in this Agreement, upon termination or expiration of this Agreement, Virgin or its designee will have the option to purchase the Accounts and all Accounts Receivable related thereto (the “Portfolio”), without recourse to Bank. The purchase price shall be fair market value*.

(b) No Deconversion during Down Period. Notwithstanding anything to the contrary provided elsewhere in this Schedule 9.5, Bank shall not be required to deconvert the Portfolio during the period ***** (“Down Period”). In the event that a conversion from Bank to Virgin or its designated purchaser cannot be completed on the closing date, Bank and Virgin, or its designated purchaser, shall negotiate in good faith, a comprehensive interim servicing agreement that allows for uninterrupted maintenance of the portfolio until such time as the conversion can be accomplished. The terms of such interim servicing agreement shall be standard and customary and include a reasonable and customary fee to Bank. In no event shall the deconversion be later than ***** after the closing date of the portfolio purchase.

(c) If Virgin (or its designee) exercises such right to purchase the Portfolio, the closing of such purchase shall take place not later than ***** after this Agreement’s termination or expiration, and shall include payment being made by wire transfer of immediately available funds to an account designated by Bank. Upon payment of the purchase price to Bank, Bank shall assign to Virgin (or its designee), without recourse, all of Bank’s right, title and interest in and to the Portfolio.

(d) In the case of a purchase, Virgin shall (at its and/or its designee’s expense, but not Bank’s) notify all Cardholders that Bank is no longer the owner of their Accounts. Virgin and Bank shall cooperate in facilitating the transition to Virgin or its designee, and Virgin shall ensure appropriate cooperation on the part of its designee. This subparagraph (d) shall not have the effect of transferring Bank’s legal and/or regulatory notification requirements to Virgin or its designee.

*	Fair market value (FMV). If the parties are unable to agree on the fair market value of the Portfolio, the parties shall each select and retain, an Independent Appraiser within ***** following receipt of a written notice from the other party stating that such party does not believe that an agreement can be reached on valuation. The term “Independent Appraiser” shall mean a nationally recognized firm with documented and recognized standing and experience in valuing credit card portfolios similar to the Portfolio who has not been employed or retained by a party to the Agreement or any of their Affiliates within ***** of the date of selection, The two Independent Appraisers will issue a written opinion within ***** following their selection as to the fair market valuation (FMV) of the Portfolio. If the two Independent Appraisers’ valuations of the portfolio differ by less than *****, then both valuations shall be averaged and the result shall be the fair market valuation (FMV) of the Portfolio. If the two Independent Appraisers’ valuations of the portfolio differ by more than *****, then the two Independent Appraisers shall cooperate to select a third Independent Appraiser within ***** following issuance of their written FMV opinions. The third Independent Appraiser shall be provided the FMV opinions prepared by the two initial Independent Appraisers, and shall determine FMV by choosing one or the other of the appraisals which the third Independent Appraiser believes is closest to the true FMV within ***** following selection. Each party shall select, retain, and pay the full cost of its own Independent Appraiser, and the cost of the third Independent Appraiser, if necessary, shall be evenly shared by the parties. Each of Bank and Virgin (and/or its designee) shall provide such information to the two initial Independent Appraisers within ***** following their selection as is necessary to permit the two Independent Appraisers to provide a valuation(and those materials shall be available to the third Independent Appraiser, if necessary). There shall be no discovery permitted and no hearing or other proceedings in connection with the FMV determination; however, an Independent Appraiser may request of the parties information it believes would be useful in making the valuation determination.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

FIRST AMENDMENT TO THE CO-BRAND

CREDIT CARD PROGRAM AGREEMENT

This First Amendment to the Co-Brand Credit Card Program Agreement (“First Amendment”) is entered into as of this _31st_ this day of _July_, 2014 (“First Amendment Effective Date”) by and between VIRGIN AMERICA, INC., a Delaware corporation, with its principal office at 555 Airport Boulevard, Burlingame, CA 94402 (hereinafter being referred to as “Virgin”) and COMENITY CAPITAL BANK, with its principal offices located at 2795 East Cottonwood Parkway, Suite #100, Salt Lake City, UT 84121 (hereinafter referred to as “Bank”).

R E C I T A L S:

WHEREAS, Virgin and Bank entered into a Co-Brand Credit Card Program Agreement dated as of May 16, 2013 (the “Agreement”); and

WHEREAS, Virgin and Bank now desire to amend the Agreement to set forth the revised terms and conditions of the Program Value Proposition, to include, among other things, removal of the Status accelerator benefit from the Base Credit Card, as more particularly set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.	Definitions; References. Each term used herein which is not defined herein shall have the meaning assigned to such term in the Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement amended hereby.

2.	New Section 3.5(f). The following text is hereby added to the Agreement as a new Section 3.5(f):

*****

3.	Schedule 2.10; Program Value Proposition. Schedule 2.10; Program Value Proposition, is hereby deleted in its entirety and replaced with a revised Schedule 2.10 that is attached hereto and incorporated herein. Bank and Virgin will monitor activity and performance under the Program Value Proposition and may modify the terms and conditions of the Program Value Proposition as both parties mutually agree in writing.

4.	Schedule 3.9, Section D, Annual Fee Sharing. Schedule 3.9, Section D, is hereby deleted in its entirety and replaced with the following: “D. ANNUAL FEE SHARING

•

No later than ***** after the end of each Program Year, Bank and Virgin will meet to review the performance of the Premium Card Accounts to determine if such Accounts have at least matched, on average, the profit performance of the

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

aggregate Platinum Card Account portfolio as mutually agreed by the parties in their good faith business judgment. If the parties mutually agree that the average profit performance of such Premium Card Accounts have at least matched the average profit performance for Platinum Card Accounts for that Program Year, then Bank shall pay to Virgin ***** for each Premium Card Account on which the applicable Cardholder paid the full annual fee to Bank. If Bank and Virgin mutually agree that the Premium Card Accounts have not at least matched the profit performance of the Platinum Card Accounts for that Program Year, then the annual fee share amount to be paid from Bank to Virgin for each Premium Card Account on which the applicable Cardholder paid the full annual fee to Bank shall be *****

If the annual fee share amount paid is *****, then Virgin shall have the right ***** as outlined in Schedule 2.10. In the event that Virgin notifies Bank that it wishes to eliminate *****, in accordance with the terms and conditions set forth herein, the parties will work together in good faith to develop and implement new and/or additional benefit(s) to apply to the Premium Card Accounts (“New Benefits”), subject to mutually agreed changes, as applicable, to the economics of this Agreement. The New Benefits shall be researched and agreed upon by Bank and Virgin within ***** following Virgin’s notice to Bank of its intent to eliminate *****. If Virgin elects to cancel *****, Virgin and Bank shall remove ***** from all marketing materials and from all Premium Card Accounts as soon as practicable after the parties reach agreement on the New Benefits, but in no event ***** after the parties reach agreement on the New Benefits, unless otherwise mutually agreed in writing by the parties.

Notwithstanding the foregoing, should Virgin and Bank be unable to reach agreement on the New Benefits within ***** following Virgin’s notice to Bank of its intent to eliminate *****, then the New Benefits will default to a *****, unless otherwise mutually agreed in writing by the parties. Should this occur, Virgin and Bank shall remove ***** from all marketing materials and from all Premium Card Accounts within *****, unless otherwise mutually agreed in writing by the parties.

•	No later than ***** after the end of each Program Year, Bank shall pay to Virgin ***** for each Platinum Card Account on which the applicable Cardholder paid the full annual fee to Bank.

The parties may revise the fee sharing amounts and/or the elements of the fee sharing calculation upon mutual written agreement.”

5.	Governing Law. The governing law provisions of this First Amendment shall be the same as those of the Agreement.

6.	Counterparts; Effectiveness. This First Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute one and the same instrument. The provisions included in this First Amendment shall be effective as of the First Amendment Effective Date set forth above.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

7.	Entire Agreement. As hereby amended and supplemented, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their duly authorized officers.

VIRGIN AMERICA, INC.		COMENITY CAPITAL BANK

By:	/s/ Peter D. Hunt	By:	/s/ Ronald J. Ostler
Name:	Peter D. Hunt	Name:	Ronald J. Ostler
Title:	SVP & Chief Financial Officer	Title:	President

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Schedule 2.10

Program Value Proposition

PREMIUM CARD

Annual Fee	*****

Sign-up Bonus	*****, provided Cardholder makes ***** in Purchases during ***** the Account is open

Earn Structure:	*****

Status Accelerator	***** earned after ***** spent per calendar year ***** will be awarded for every ***** spent, up to ***** per ***** spent). ***** that are earned in excess of published membership qualification thresholds *****

Companion Ticket	***** off one (1) companion ticket each year

Anciliary	***** for Cardholder and ***** for Virgin-operated flights

IFE Discount	***** for in-flight purchases made on RED (in the form of a statement credit)

Points Expiration Policy	*****

PLATINUM CARD

Annual Fee	*****

Sign-up Bonus	*****, provided Cardholder makes ***** in Purchases during ***** the Account is open

Earn Structure	*****

Companion Ticket	***** off one (1) companion ticket each year

Ancillary	***** for Cardholder and *****

IFE Discount	***** for in-flight purchases made on RED (In the form of a statement credit)

Points Expiration Policy	*****

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.